                                                       SCHEDULE 14A INFORMATION

                           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                                        (Amendment No. _______)

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                                                         ACXIOM CORPORATION
                                           (Name of Registrant as Specified in Its Charter)

                                        ------------------------------------------------------
                               (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                                                                      [ACXIOM LOGO]

ACXIOM CORPORATION

Notice of Annual Meeting

of Stockholders and

Proxy Statement

Annual Meeting of Stockholders:
Wednesday, August 6, 2003, at 10:00 a.m.
Acxiom River Market Building
601 East Third Street
Little Rock, Arkansas

----------------------------------------------------------------------------------------------------------------------

 Whether or not you will be able to attend the annual meeting, please sign and return the accompanying proxy or vote by telephone or through the web site listed in the voting instructions promptly so that you may be represented at the meeting.

----------------------------------------------------------------------------------------------------------------------

                                                ACXIOM CORPORATION
                                                 1 Information Way
                                            Little Rock, Arkansas 72202
                                                   501.342.1000
                                                  www.acxiom.com

                                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                              To Be Held August 6, 2003

                                                   [ACXIOM LOGO]

         Please join us for the 2003 Annual Meeting of Stockholders of Acxiom Corporation.  The meeting will be held on Wednesday, August 6, 2003, at 10:00 a.m. CDT at the Acxiom River Market Building, 601 East Third Street,
Little Rock, Arkansas.

         We are holding this meeting to:

         1.       Elect three directors to serve until the 2006 Annual Meeting of Stockholders;

         2.       Approve an increase in the number of shares available under the 2000 Stock Option Plan;

         3.       Approve an amendment of the 2000 Stock Option Plan to allow the outside directors to receive options under the Plan; and

         4.       Transact any other business that properly comes before the meeting.

         To vote at the meeting, you must be a stockholder of record at the close of business on June 13, 2003.

                                                     By Order of the Board of Directors

                                                                Catherine L. Hughes
                                                                    Secretary
Little Rock, Arkansas
June 25, 2003

                                               YOUR VOTE IS IMPORTANT!

                        PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY OR VOTE BY TELEPHONE
                             OR THROUGH THE WEBSITE LISTED IN THE VOTING INSTRUCTIONS.

                                                 TABLE OF CONTENTS

                                                        i

                                                        ii

                                               QUESTIONS AND ANSWERS

Q:       Who can vote?

A:       If you owned any shares of Acxiom at the close of business on June 13, 2003, you are entitled to vote.

Q:       How many shares can vote?

A:       Every stockholder is entitled to one vote for each share held.  As of June 13, 2003, our record date,
         85,870,711 shares of common stock were issued and outstanding and are eligible to vote.  A list of our stockholders will be available for examination at our principal offices, 1 Information Way, Little Rock,
         Arkansas 72202, for at least 10 days prior to the 2003 annual meeting.

Q:       What may I vote on?

A:       The election of Dr. Ann Hayes Die, William J. Henderson and Charles D. Morgan to the Board of Directors
         and the approval of two amendments to our 2000 Stock Option Plan.

Q:       How does the Board recommend I vote on the proposals?

A:       The Board recommends a vote FOR each of the proposals.

Q:       How do I vote?

A:       You can vote by proxy, which gives the proxy holder the right to vote your shares on your behalf.  There are three ways for you to send in your proxy:

         •        Sign and mail the proxy voting card in the enclosed return envelope;

         •        Call the 800 number listed in your proxy voting instructions to vote by telephone; or

         •        Log on to the Internet at the web site listed in your proxy voting instructions and follow the instructions at that site.

         You may also vote in person at the annual meeting, even if you have already sent in your proxy.

Q:       Who will count the votes?

A:       A representative of EquiServe, our transfer agent, will count the votes and act as the inspector of election.

Q:       What does it mean if I get more than one proxy card?

A:       If your shares are registered differently, or if they are in more than one account, you may receive more than one proxy card.  Follow the voting instructions on each proxy card to ensure that all of your shares are voted.

Q:       What vote is required to pass an item of business?

A:       A majority of the holders of our outstanding common stock must be present in person or represented by proxy to hold the meeting.  A majority of the votes cast at the meeting is required to elect directors and to approve the amendments to the 2000 Stock Option Plan

         Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares for all of the nominees for director and for the amendments to our 2000 Stock Option Plan.

                                                        1

Q:       Can I revoke my proxy?

A:       Yes.  There are three ways for you to revoke your proxy before your proxy holder votes your shares:

         •        File a written revocation with Acxiom's Secretary before the meeting;

         •        Sign and deliver before the meeting a proxy bearing a later date; or

         •        Vote in person at the meeting.

                                             PROPOSALS YOU MAY VOTE ON

1.       Election of Directors

         There are three nominees for election this year.  Dr. Ann Hayes Die, William J. Henderson and Charles D.
         Morgan are currently members of the Acxiom Board of Directors with terms that expire at the meeting.

2.       Approval of an increase in the number of shares available under the 2000 Stock Option Plan

         The Board of Directors has approved a 975,000 share increase in the number of shares available for issuance under the Amended and Restated 2000 Associate Stock Option Plan of Acxiom Corporation (the
         "2000 Stock Option Plan" or "Plan").  The purpose of the Plan is to align the optionees' interests with the stockholders' and investors' interests; to motivate the optionees to achieve the highest level of performance; to retain key personnel by linking compensation to Acxiom performance; and to attract the best candidates through competitive, growth-oriented plans.  The Board has determined that up to 975,000 additional shares will be needed in order to meet the compensation needs anticipated for fiscal 2004.

3.       Approval of an amendment of the 2000 Stock Option Plan to allow the outside directors to receive options under the Plan

         An amendment to the Plan which would permit our outside directors to receive stock options is being sought.  Such an amendment has been approved by the Board pending stockholder approval.

         With respect to Proposal 1 - election of directors - the enclosed form of proxy provides a method for you to (1) vote for all nominees as a group, (2) vote only for certain nominees while withholding authority to vote for the other nominees, or (3) withhold authority for all nominees.  Please read the voting instructions contained in the attached proxy for information on how to withhold authority for any or all nominees.  If you withhold authority for a nominee, your vote will be treated as an abstention and accordingly your shares will neither be voted for nor against the nominee, but they will be counted for quorum purposes. A majority of the votes cast at the meeting is required to elect any director.

         With respect to Proposals 2 and 3 - approval of amendments to our 2000 Stock Option Plan to increase the number of shares available for issuance under the Plan and to permit outside directors to receive options under the Plan - the enclosed form of proxy provides a method for you to (1) vote for each of the amendments, (2) vote against each of the amendments, or (3) abstain from voting.  By abstaining, your shares will not be voted either for or against the amendments, but will be counted for quorum purposes.  While there may be instances in which you will wish to abstain, the Board encourages you to vote your shares in your best judgment and to participate in the voting process to the fullest extent possible.  Provided a quorum is present, a majority of the votes cast at the meeting is required to approve the proposal to increase the number of shares available under the Plan.

         The Board unanimously recommends a vote FOR each of these proposals.  Detailed information on the Board of Directors, including the nominees for election and the amendments to our 2000 Stock Option Plan, is provided below.

                                                        2

         Brokers who hold shares in street name for customers who are beneficial owners of the shares are prohibited from giving a proxy to vote such customers' shares on non-routine matters in the absence of specific instructions from their customers.  This is commonly referred to as a "broker non-vote."  Broker non-votes will be treated in the same manner as abstentions for quorum and voting purposes (i.e., counted for quorum purposes, but neither being voted for nor against the proposals and, therefore, having no effect on the outcome of the votes).

                                     INFORMATION ABOUT THE BOARD OF DIRECTORS

         Dr. Ann Hayes Die, William J. Henderson and Charles D. Morgan currently are members of the Acxiom Board of Directors with terms that expire at the 2003 annual meeting.  If elected, they will serve for a three-year term. The names of the other Board members are: Rodger S. Kline, Stephen M. Patterson and James T. Womble, whose terms will expire at the 2004 annual meeting, and General Wesley K. Clark, William T. Dillard II, Harry C.
Gambill and Thomas F. (Mack) McLarty, III, whose terms will expire at the 2005 annual meeting.

         Your proxy holder will vote your shares for the nominees unless you instruct otherwise.  If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board unless you withhold this authority.  In the event of any director's resignation, death, disqualification or inability to serve, the Board will fill the vacancy.

Nominees For Director

The Board nominates the following three candidates for election at the 2003 annual meeting.
                                                                                               Director
Name                                   Age    Position                                         Since

Dr. Ann Hayes Die                      58     Director                                         1993
William J. Henderson                   56     Director                                         2001
Charles D. Morgan                      60     Chairman of the Board and Company Leader         1975

Other Directors
                                                                                               Director
Name                                   Age    Position                                         Since

General Wesley K. Clark                58     Director                                         2001
William T. Dillard II                  58     Director                                         1988
Harry C. Gambill                       57     Director                                         1992
Rodger S. Kline                        60     Director and Company Operations Leader           1975
Thomas F. (Mack) McLarty, III          57     Director                                         1999
Stephen M. Patterson                   52     Director                                         2000
James T. Womble                        60     Director and Client Services Leader              1975

Dr. Die is Managing Director of Academic Search Consultation Service in Washington, D.C., the oldest and largest higher education consultation and academic search firm in the United States focused on college and university presidencies. Prior to assuming that position, Dr. Die was Vice President and Partner in A.T.
     Kearney, Inc.'s higher education practice. From 1992-2001, Dr. Die was President of Hendrix College in
     Conway, Arkansas.  She is a member of the Board of Visitors of Air University of the U.S. Air Force and a
     former member of the Board of Directors of the National Merit Scholarship Corporation.  She is past Chair of the Board of Directors for Educational and Institutional Insurance Administrators, the National Association
     of Independent Colleges and Universities, the National Collegiate Athletic Association (NCAA) Division III
     Presidents Council, and the American Council on Education's Council of Fellows.  Her memberships have included the American Council on Education Board, the Arkansas Repertory Theatre Board, and the NCAA
     Executive Committee.  She formerly served as Dean of the H. Sophie Newcomb Memorial College and Associate
     Provost at Tulane University.  Dr. Die graduated summa cum laude from Lamar University, earned a master's degree from the University of Houston, and a Ph.D. in counseling psychology from Texas A&M University.

                                                        3

Mr. Henderson was the 71st Postmaster General of the United States and the fifth career employee to lead the world's largest postal system.  He served in that position from May 1998 until his retirement in May 2001.
     From 1994 until his appointment as Postmaster General and Chief Executive Officer, Mr. Henderson served as
     Chief Operating Officer.  From 1992-1994, he served as Vice President of employee relations, then became
     Chief Marketing Officer and Senior Vice President.  In addition to his service in Washington, D.C., he has served in postal management positions in Chicago, Greensboro, Memphis and Stockton, among other locations.
     In 1997, Mr. Henderson received the Postal Service's John Wanamaker Award, and in 1998 he received American
     University's Roger W. Jones Award for Executive Leadership.  In 1998, Mr. Henderson also received an honorary Mailing Excellence Award from the National Postal Forum for his work with the nation's professional mailing industry.  He is a graduate of the University of North Carolina at Chapel Hill and served in the
     U.S. Army.

Mr. Morgan joined Acxiom in 1972.  He has been Chairman of the Board of Directors since 1975, and serves as
     Acxiom's Company Leader.  He is also a Director and past Chairman of the Board of the Direct Marketing
     Association.  In addition, he serves as a member and is the past Chairman of the Board of Trustees of
     Hendrix College.  He was employed by IBM Corporation prior to joining Acxiom. Mr. Morgan holds a mechanical engineering degree from the University of Arkansas.

General Clark (U.S. Army, Retired) is chairman and CEO of Wesley K. Clark & Associates, a business services and development firm based in Little Rock, Arkansas. He is senior military analyst for Cable News Network (CNN)
     and is Chairman of the Board of WaveCrest Laboratories, a technology company that specializes in electric propulsion systems that transform electrical energy into mechanical motion. General Clark is a noted speaker presenting key insights on strategic leadership, foreign and military policy and high technology to corporate leaders and other audiences. He serves pro bono as a distinguished senior advisor for the Center for Strategic & International Studies (CSIS), as a Director of the Atlantic Council, and as a member of the board of the International Crisis Group, Messer-Griesheim and SIRVA Corporation. General Clark began his military career by graduating first in his class at the U.S. Military Academy at West Point in 1966. Upon
     becoming the Supreme Allied Commander, Europe, in 1997, he was in overall command of NATO's military forces in Europe. He also served as the Commander in Chief of the U.S. European Command. In 1999, General Clark
     commanded the alliance's military response to the Kosovo crisis. He retired in 2000 after a highly distinguished and decorated 34-year military career. In that same year, he was awarded the Presidential
     Medal of Freedom, the nation's highest civilian honor. Following his retirement from the Army, he was employed by Stephens Group, Inc. of Little Rock, Arkansas, working in high technology venture capital as
     Managing Director-Merchant Director. He resigned from this position in February 2003 to pursue other interests. In addition to his degree from West Point, General Clark received a master's degree in philosophy, politics and economics from Oxford University, where he studied as a Rhodes Scholar.

Mr. Dillard has served since 1968 as a member of the Dillard's, Inc. Board of Directors and is Chief Executive
     Officer of Dillard's, Inc. of Little Rock, Arkansas, a chain of traditional department stores with 338 retail outlets in 29 states.  In addition to Dillard's, Inc., Mr. Dillard is also a director of Barnes &
     Noble, Inc. and serves on the J.P. Morgan Chase & Co. National Advisory Board.  He holds a master's degree in business administration from Harvard University and a bachelor's degree in the same field from the
     University of Arkansas.

Mr. Gambill is a director and has held the position of Chief Executive Officer/President of TransUnion LLC, a
     company engaged in the business of providing consumer credit reporting services, analytic models and real estate settlement services since April 1992.  Mr. Gambill joined TransUnion in 1985 as Vice
     President/General Manager of the Chicago Division.  Mr. Gambill is also the Chairman of the Consumer Data
     Industry Association.   He holds degrees in business administration and economics from Arkansas State
     University and is a member of their Business School Advisory Board.

Mr. Kline serves as Acxiom's Operations Leader.  He joined Acxiom in 1973 and has served as a Director of the
     Company since 1975.  Mr. Kline holds a degree in electrical engineering from the University of Arkansas at
     Fayetteville, where he has served since 1990 as Chairman of the College of Engineering Advisory Council.
     Prior to joining Acxiom, Mr. Kline spent seven years with IBM Corporation and two years as an officer in the
     U.S. Army.

                                                        4

Mr. McLarty is Vice Chairman and serves on the Board of Directors of Asbury Automotive Group, Inc., which is one of the largest automotive retailers in the United States.  He is also Chairman and CEO of McLarty Companies,
     Inc. and McLarty Management Company, Inc. of Little Rock, Arkansas, and is President of Kissinger McLarty
     Associates of Washington D.C.  He is a board member of the Americas Society/Council of the Americas of New
     York City, the Inter-American Dialogue of Washington, D.C., Ross University, the Center for the Study of the
     Presidency, and the M.D. Anderson Cancer Center in Houston.  He also serves on the advisory boards of various other entities.  In 1983 he became chairman and chief executive officer of Arkla, a Fortune 500 natural gas company. He was appointed by President George Bush to the National Petroleum Council and the
     National Council on Environmental Quality, and he was a member of the St. Louis Federal Reserve Board from
     1989 through 1992.  Beginning in 1992, he served President Clinton in several key positions: Chief of Staff,
     Counselor to the President, and Special Envoy for the Americas, with over five years of service in the
     President's Cabinet and on the National Economic Council.  He holds a degree in business administration from the University of Arkansas.

Mr. Patterson is the former President, CEO, and major shareholder of Leisure Arts, a publishing and direct mail company.  Leisure Arts was acquired by Time Warner in 1992.  Mr. Patterson is currently an investor in
     Patterson Enterprises for which he served as President from 1994 -2000.  He currently is serving as Vice
     Chairman of the Board of Trustees of Hendrix College.  Mr. Patterson served on the Board of Directors of
     Worthen Bank and its successor, Bank of America-Arkansas, for 12 years.  From 1978 - 1980, Mr. Patterson served as Assistant Treasurer of First Arkansas Bankstock Corporation, a public company, and as President of various subsidiaries of that company.  Mr. Patterson has a bachelor of arts degree from Hendrix College, an electrical engineering degree from Columbia University, and a master's of business administration degree, also from Columbia University.

Mr. Womble joined Acxiom in 1974 and serves as a Director of the Company as well as one of Acxiom's Client
     Services Leaders.  Mr. Womble is also a director of Sedona Corporation.  Prior to joining Acxiom, he was employed by IBM Corporation.  He holds a degree in civil engineering from the University of Arkansas.

Board and Committee Matters

         The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and implementing rules and regulations of the
Securities and Exchange Commission ("SEC"), along with the proposed changes to the Nasdaq rules and regulations, have changed or proposed to change the corporate governance requirements under which we operate.  These changes primarily affect the requirements related to corporate governance principles applicable to boards of directors, codes of ethics, audit committee operations, and charters for board committees.  At its May 21, 2003 meeting, the
Acxiom directors adopted a set of comprehensive corporate governance documents, including corporate governance principles, directors' code of ethics, and committee charters, copies of which are available on the Corporate
Governance pages of our website at www.acxiom.com.  A copy of the revised Audit Committee charter is attached to this proxy statement as Appendix A.

         The Board holds regular quarterly meetings to review significant developments affecting Acxiom and to act on matters requiring Board approval.  If matters arise which require the Board's attention in between the regularly scheduled meetings, special meetings are called.  Following the enactment of the Sarbanes-Oxley Act, time is allotted at the end of each Board and committee meeting for the non-management directors to meet in executive session.

         The Board currently has five standing committees to assist it in the discharge of its responsibilities.
These committees are:

Audit Committee

         The members of the Audit Committee are Mr. Patterson (Chairman), Dr. Die, General Clark, Mr. Dillard,
         Mr. Henderson and Mr. McLarty.

                                                        5

         The Audit Committee reviews Acxiom's financial statements and financial reporting processes, and approves our systems of internal accounting and financial controls.  This Committee is responsible for the annual independent audit of our financial statements and the engagement of the independent auditors, who report directly to the Committee.  In addition, the Committee oversees our internal audit function and various legal compliance programs.  The Committee also has full authority to investigate the financial and business affairs of Acxiom.

         Four of the members of the Audit Committee (Die, Dillard, Henderson and Patterson) currently meet the independence requirements of the Sarbanes-Oxley Act and Nasdaq's proposed independence standards.  The
         Board intends to fully comply with all applicable independence standards by the effective date of the new rules.  Beginning with our proxy statement for the 2004 annual meeting, we will have to disclose whether or not any member of the Audit Committee qualifies as an "audit committee financial expert," as defined by the Securities Exchange Commission's rules and regulations implementing Section 407 of the
         Sarbanes-Oxley Act, and if the Audit Committee has no such member, the reasons therefor.  The Board has begun an assessment of whether its members would qualify as "audit committee financial experts," and the
         Board plans to finalize this assessment after Nasdaq's proposed corporate governance regulations on board and committee qualifications are finalized.  One of the Audit Committee members, Mr. Dillard, currently serves as the CEO of a public company in which position he supervises the chief financial officer of that company.  Another member, Mr. Patterson, previously served as the assistant treasurer of a public company and in that position prepared and analyzed financial statements.  In addition, Mr.
         Patterson has experience in assessing the performance of companies with respect to the preparation, auditing or evaluation of financial statements.  Both Mr. Patterson and Mr. Dillard have significant experience in reviewing and analyzing financial statements and in performing similar functions which result in similar expertise and experience.  As such, we believe that both of these committee members will qualify as "audit committee financial experts."

Compensation Committee

         The members of this Committee are Mr. Dillard (Chairman), Dr. Die and Mr. McLarty.

         The Compensation Committee annually reviews and approves goals and objectives for the Company Leader, evaluates the Company Leader's performance, and sets his compensation level based on this evaluation.
         This Committee also approves the compensation for the rest of the Company Leadership Team.  In addition, the Committee approves certain of our compensation plans and administers our stock option plans.

         Two of the members of the Compensation Committee (Die and Dillard) currently qualify as independent under Nasdaq's proposed independence standards.  The Board intends to fully comply with all applicable independence standards by the effective date of the new rules.

Nominating Committee

         The members of the Nominating Committee are Mr. Dillard (Chairman) and Mr. Patterson.

         The Nominating Committee is responsible for screening and recommending qualified candidates to the Board for membership, and for annually recommending to the Board the nominees for director to be submitted for election at each annual meeting of shareholders.  All nominations or appointments to the Board are approved by the full Board of Directors.

         Both members of the Nominating Committee qualify as independent under Nasdaq's proposed independence standards.

Corporate Governance Committee

         The members of the Corporate Governance Committee are Mr. Henderson (Chairman), Dr. Die, Mr. Dillard and
         Mr. Patterson.

                                                        6

         The Corporate Governance Committee is responsible for reviewing and recommending to the Board the following: corporate governance principles; a management succession plan; the structure of Board committees; the annual compensation of directors; ethics compliance programs; and director orientation and education programs.  In addition, this Committee is charged with reviewing and approving transactions between the Company and any of its officers, directors or affiliates.  The Committee also is responsible for developing and overseeing an annual self-evaluation program for the Board.

         All of the members of the Corporate Governance Committee qualify as independent under Nasdaq's proposed independence standards.

Executive Committee

         The members of the Executive Committee are Mr. Morgan (Chairman), Mr. Kline and Mr. Womble.

         The Executive Committee implements the policy decisions of the full Board and handles routine matters which arise during the interim periods in between Board meetings consistent with the authority which has been delegated to the Executive Committee by the Board.

Meetings

         During the past fiscal year, the Board met four times, the Audit Committee met four times, the
Compensation Committee met one time, and the Corporate Governance Committee met one time.  Action pursuant to unanimous written consent in lieu of a meeting was taken two times by the Board, one time by the Compensation
Committee, one time by the Corporate Governance Committee, and nine times by the Executive Committee.  All of the incumbent directors attended all of the meetings of the Board and of the committees on which they served during the past fiscal year.

Website Information About the Board

         Information about the Board and its committees, including the Board's corporate governance principles, code of ethics, and committee charters, is posted in the Corporate Governance section of our website at
www.acxiom.com.  Anyone desiring to communicate with the Board may do so by following the instructions on the
"Contact the Acxiom Board" web page under the Corporate Governance section of our website.

                                           PROPOSALS TO APPROVE TWO AMENDMENTS TO
                                                 THE 2000 STOCK OPTION PLAN

         There are currently approximately 235,000 shares available for issuance under the 2000 Stock Option
Plan.   Combined with the approximately 612,000 shares available for issuance under former stock option plans, we have a total of approximately 847,000 shares available for grant.  For the current fiscal year, we intend to issue options primarily in connection with our standard long-term incentive compensation programs and for recruiting and retention purposes.  We have estimated that we will need a maximum of 975,000 additional shares in order to fulfill this year's anticipated grants.  We are therefore requesting that the stockholders approve a
975,000 share increase in the number of shares available under the Plan.

         Secondly, we are asking the stockholders to approve an amendment to the Plan which would enable our non-employee directors to receive grants under the Plan. Under our prior stock option plans, non-employee directors were included as eligible participants, but when the 2000 Stock Option Plan was adopted, our outside directors were inadvertently not included among the eligible participants due to a drafting error. We believe that the use of stock options as a key component of our incentive plans is a valuable tool to align the optionees' interests with the interests of shareholders and investors.  In February 2003, we determined that a portion of our outside directors' annual retainer should consist of stock options in order to make their compensation more competitive with common practice at other companies.  Using our Amended and Restated Key
Associate Stock Option Plan (the "1987 Plan"), we issued 2,900 stock options (approximately $30,000 worth) to

                                                        7

each of our non-employee directors as part of their annual retainer.  Approximately 86% of all public companies issue stock options to their directors as part of their compensation, and in this respect Acxiom has been significantly below the norm in that we previously had offered no long-term incentive component as a part of our outside directors' pay.  As a result, the total compensation of our outside directors has been substantially lower than average in the past.  While still somewhat below average, their compensation is now more competitive due to the addition of the stock option component.  (See the discussion below under "Compensation of
Directors.")  While we have options available for grant to the outside directors under our prior plans, we would like to be able to make these grants out of the 2000 Stock Option Plan as well.  We therefore request that the
Plan be amended so as to be consistent with our previous stock option plans by adding non-employee directors to the list of eligible plan participants.  Such an amendment has been approved by the Board, pending stockholder approval.

         Nearly two-thirds - approximately 12.8 million - of our 19.7 million outstanding options are currently underwater, i.e., the exercise price is greater than the current market price.  (See note 1 to the financial statements which are part of our Form 10-K at page F-43.)  In addition, we have repurchased approximately 4.3 million shares of our common stock under a stock repurchase program initiated during the past fiscal year, which has had a positive impact on dilution.

         We believe that our use of stock options has served all of our stockholders well in the past.  In particular, we believe that the strategy we began utilizing in 1993 for our long-term incentive grants during the high-growth period of the 1990's helped motivate our key associates to remain with the company and to focus on business initiatives that enhanced the growth of our stock price.  For the past several years, only 50% of our long-term incentive options were issued at the fair market value of our stock on the date of grant.  The remainder were issued at above-market, premium prices up to a maximum of 150% of the fair market value on the date of grant.  When we first began issuing premium priced options in 1993 and for several years thereafter, we issued half of them at a premium of 200% of the fair market value.  In order to be competitive for recruiting and retention purposes, and in light of the fact that only a very small percent of public companies currently use premium-priced options, our Board recently amended our stock option guidelines so that 100% of the long-term incentive options granted after May 21, 2003 will be granted at the fair market value on the date of grant.  This change will actually result in fewer long-term incentive options being granted.

         In addition to our past utilization of premium pricing, the current vesting schedule of six years for our long-term incentive options is longer than the vesting schedule typically used by other companies.  From 1983 when we initially went public until 1999, our vesting schedule was nine years, substantially longer than
average.   Under the present six-year vesting schedule, no options vest at all for the first two years.
Thereafter, the options vest 20% per year from the second through the sixth anniversaries of the grant date.  Our research indicates that approximately 95% of public companies have vesting schedules of five years or less, while
85% of them have vesting schedules of four years or less.  Consequently, our six-year schedule is significantly more conservative than the norm.

         The term of our stock options was 15 years from 1997 until recently changed by our Board in May 2003 to
12 years.  While both terms are longer than average, we believe that the other conservative features of our long-term incentive program more than offset the longer term of the options.  Our previous strategies such as premium pricing and the past and current utilization of a longer vesting schedule encourage our associates to think like long-term stockholders and bind them to Acxiom in ways that cash compensation may not always be able to accomplish.  It is our belief that the use of stock options as a significant component of compensation is in the best interests of both our associates and our stockholders.  (See additional discussion of our leaders'
compensation in the Report of the Compensation Committee below.)

         The Board of Directors recommends a vote "For" both of these proposals.

                                   INFORMATION ABOUT THE 2000 STOCK OPTION PLAN

Background

         In 2000, the stockholders approved the 2000 Associate Stock Option Plan of Acxiom Corporation.  The
purpose of the Plan is to further the growth and development of Acxiom by offering our associates options to

                                                        8

purchase shares of our common stock.  We believe that providing our associates with a proprietary interest in
Acxiom's business and, therefore, a more direct stake in its continuing welfare, will better align their interests with those of our stockholders.  In May 2003, the Board of Directors adopted an amendment to the Plan which requires that stockholder approval be obtained for any amendment to the Plan which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the total number of shares that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

Description of the Plan

         The following summary is a description of the Plan. A copy of the Plan as amended and restated is attached to this Proxy Statement as Appendix B, and stockholders are encouraged to read the Plan for a complete understanding of its provisions.

         Grant of Stock Options.  Under the Plan, Acxiom may grant both incentive stock options and stock options that do not qualify as incentive options (non-qualified stock options). See the discussion below under "Federal
Income Tax Treatment of Options."  We issue each option grant under a separate grant document which includes the following terms:

o        whether the option is an incentive option or a non-qualified option;
o        the number of shares of stock which may be purchased upon exercise of the option;
o        the exercise price to be paid for the shares;
o        the accepted form of payment for the shares purchased upon exercise;
o        the required period of continuous service, if any, by the participant; and
o        any other conditions to be satisfied before the option will vest and become exercisable.

         Shares Reserved for Issuance.  6.5 million shares of Acxiom common stock were initially reserved for issuance under the Plan.  In 2001, stockholders approved a 2.9 million share increase, thereby raising the total number of shares reserved for issuance to 9.4 million.  In 2002, the stockholders approved  2 million share increase, resulting in a total of 11.4 million shares reserved for issuance.  If the stockholders approve the current request for an increase of 975,000 shares, the total number of shares reserved for issuance will be
12,375,000.  Any shares of Acxiom stock subject to an option that are canceled or unexercised within the exercise period will again be available for re-issuance under the Plan.  In the event there is any change in the number of shares of Acxiom stock subject to the Plan resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or similar occurrence, then the number of shares reserved for issuance, the number of shares for which options may be granted to any one participant, and the number of shares and the price per share subject to outstanding options will be proportionally adjusted.

         Acxiom has two other stock option plans - the 1987 Plan and a U.K. Share Option Scheme - both of which were originally adopted in 1987.  There are currently approximately 612,000 shares of common stock available for re-issuance under those plans. Acxiom will continue to use these shares for future grants until there are none left, and will reserve shares under these plans for grants to our outside directors in the event that the 2000
Stock Option Plan is not available for those grants. The 2000 Stock Option Plan currently has a total of approximately 235,000 shares available for grant.  The total number of shares currently available for grant under all of our plans is approximately 847,000.

         Administration.  The Acxiom Board of Directors or a committee of the Board comprised solely of outside directors administers the Plan.  The committee or the Board has full authority and discretion to administer the
Plan, including the ability to determine:

o        to whom (within the class of eligible persons), and when awards will be granted;
o        whether to grant incentive options, non-qualified options or stock appreciation rights (described below);
o        the number of shares of stock subject to each grant;
o        the duration and exercise price of each grant, provided that the exercise price is no less than the fair market value of the stock on the date of grant;

                                                        9

o        any restriction, limitation, procedure or deferral related to a grant;
o        any other terms and conditions of the grants, including any acceleration or forfeiture of the options upon the occurrence of certain events; and
o        the extent to which grants will be made and operate with other benefits provided to associates.

         Section 157 of the Delaware General Corporation Law was amended in 2001 so as to permit corporate officers to grant stock options and other rights to purchase stock.  In accordance with this amendment, the compensation committee of the Board has delegated to Company Leader Charles Morgan and Operations Leader Rodger
Kline the authority to grant stock options under our stock option plans, and to make corrections to stock option grants; provided that:  (1) the number of stock options to be granted by these officers under the initial delegation may not exceed 500,000; (2) the exercise price for all stock options may not be lower than the fair market value of Acxiom's stock on the date of grant, and may not be higher than 150% of the fair market value on the date of grant; (3) all grants made by the officers must be made pursuant to the Acxiom's standard form grant agreements; and (4) the officers may not make any grants to themselves or to any other person who is required to file stock ownership reports with the Securities and Exchange Commission pursuant to Section 16 of the Securities
Exchange Act of 1934.

         The committee or the Board may establish any rules and regulations it considers necessary to administer the Plan.  All determinations of the committee or the Board will be final and conclusive for all purposes.

         Eligible Participants.  Participation in the Plan is limited to employees, officers, affiliates, independent contractors and consultants of Acxiom or any subsidiary or affiliated company of Acxiom.  If the current proposal to amend the Plan is approved by the stockholders, our outside directors will also be eligible to receive grants under the Plan.  Any Acxiom executive officer named in the Summary Compensation Table of
Acxiom's then current proxy statement for any year is not eligible to receive more than 600,000 stock options or stock appreciation rights in any three-year period.

         Exercise Price.  The committee or the Board determines the exercise price of all options granted under the Plan.  The exercise price of all options granted under the Plan may not be less than 100% of the fair market value of Acxiom common stock on the date of the grant.  In the case of an incentive option granted to a participant owning more than 10% of the total combined voting power of all classes of Acxiom stock, the exercise price may not be less than 110% of the fair market value of Acxiom common stock on the date of the grant.  The aggregate fair market value of Acxiom common stock with respect to which incentive options are exercisable for the first time by a participant during any calendar year (determined at the date of grant) may not exceed
$100,000.

         As described above in the Proposal and below in the Report of the Compensation Committee, from 1993 until May 2003, Acxiom routinely granted long-term incentive options with exercise prices ranging from 25% to
100% above current fair market value as part of its long-term incentive compensation program.

         Option Repricing.  Without the further approval of the stockholders, no outstanding stock option may be amended to reduce the exercise price or canceled in consideration for an award having a lower exercise price.
This will not, however, prohibit adjustments related to stock splits, stock dividends, recapitalizations and other changes in the corporate structure or shares of Acxiom.

         Vesting.  Options granted under the Plan vest and become exercisable by a participant as determined by the committee or the Board, in its sole discretion, as specified in each grant document.  Under the Board's current guidelines, the vesting period is six years, with options vesting in equal parts on the second through the sixth anniversaries of the grant date.

         Exercise Period.  The duration of options granted under the Plan, including the duration of options following a participant's termination of employment, death or disability, is determined by the committee or the
Board in its sole discretion. Non-qualified options granted under the Plan may not be exercised more than fifteen years after the date of grant, and incentive options may not be exercised more than ten years after the date of the grant, although each may be granted for a lesser duration.  Incentive options granted to a participant owning more than 10% of the total combined voting power of all classes of Acxiom stock may not be exercised more than five years from the date of grant.

                                                        10

         Payment for shares.  At the time of exercise of an option, a participant must pay the full exercise price of the option in cash, by check or electronic funds transfer.  Additionally, if approved by the committee or the Board (or its authorized designee), a participant may pay the exercise price by one of the following additional forms of payment:

o        via a "broker's cashless exercise" (i.e., through the sale of shares, by way of a broker, acquired upon exercise of the option having a fair market value equal to the exercise price pursuant to procedures approved by Acxiom);
o        by delivering previously-owned shares of Acxiom common stock owned by the participant for at least six months and having a fair market value equal to the exercise price;
o        by authorizing Acxiom to withhold a number of shares of Acxiom common stock otherwise issuable to the participant upon exercise of an option having a fair market value equal to the exercise price;
         or
o        by any combination of the above.

         Stock Appreciation Rights.  Under the Plan, the committee or the Board may grant stock appreciation rights to participants who have been granted, or who are being granted options under the Plan or as a stand-alone award.  When exercised, a stock appreciation right entitles the participant to receive (in cash or shares of
Acxiom common stock as specified in the grant document) the excess of (1) the fair market value of a share of
Acxiom common stock on the date of the exercise over (2) the price specified in the stock appreciation right.  If stock appreciation rights are identified with shares subject to a stock option, then, unless otherwise stated in the grant document, the participant's associated stock appreciation rights will become exercisable and will terminate upon the same terms as the option.  Stock appreciation rights not identified with an option will become exercisable by a participant and will terminate as determined by the committee or the Board, in its sole discretion, as specified in each grant.  The exercise price of any stock appreciation right will equal (1) for any stock appreciation right identified with a stock option, the exercise price of the option, or (2) for any other stock appreciation right, any price determined by the committee or the Board in its sole discretion.  The provisions of the Plan regarding administration of options, adjustments to grants upon certain events (i.e.
reorganization or merger), transferability, conditions to exercise, and alteration, termination or waiver also apply to stock appreciation rights.

         Amendment and Termination.  The Board of Directors may amend the Plan at any time as it deems advisable, and the committee or the Board may amend the terms of outstanding grants; provided, however, that if an amendment would (i) materially increase the benefits to participants under the Plan, (ii) materially increase the aggregate number of shares that may be issued under the Plan, or (iii) materially modify the requirements for eligibility for participation in the Plan, then that amendment must be approved by the stockholders.  To the extent necessary to comply with applicable laws and regulations, including federal tax laws and regulations of the Nasdaq Stock
Market, certain other amendments to the Plan or any outstanding grant may require stockholder approval. Further, any amendment that would impair the rights of a participant may not be made without the participant's consent.
The Plan may be terminated at any time by the Board.  No termination, however, will adversely affect the terms of any outstanding options.

         Merger or Sale of Acxiom.  In connection with a "change of control" of Acxiom (as defined by the committee or the Board in its discretion, but which may include a merger or consolidation of Acxiom, a sale of all or substantially all of its assets, the acquisition of a significant percentage of the voting power of
Acxiom, or a similar occurrence), the committee or the Board may determine that:  (1) outstanding options are immediately exercisable, and/or (2) outstanding options will terminate within a specified number of days after notice to the participant, and the participant will receive an amount of cash equal to the excess of the fair market value of the shares immediately prior to the occurrence of the change of control over the exercise price of the option.

         Transferability.  Stock options (other than incentive options) and stock appreciation rights may be transferred (1) by gift or pursuant to a domestic relations order to members of the participant's immediate family, (2) to certain family-controlled entities, or (3) to other entities approved by the committee or the
Board.  Grants made under the Plan may provide that any shares of stock issued or transferred as a result of the award will be subject to further restrictions upon transfer.

                                                        11

         Federal Income Tax Treatment.  The following summary of certain federal income tax consequences of the grant and exercise of options and stock appreciation rights under the Plan is based on current U.S. laws and regulations, all of which are subject to change.  This summary does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option or stock appreciation right, or any of the underlying shares of common stock.

                  Non-Qualified Stock Options.  There will be no federal income tax consequences to either the participant or Acxiom upon the grant of a non-qualified option.  Upon the exercise of a non-qualified option, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and Acxiom generally will be entitled to a federal income tax deduction in the same amount.

                  Incentive Stock Options.  There will be no federal income tax consequences to either the participant or Acxiom upon the grant of an incentive option.  The participant will not have to recognize any income upon the exercise of an incentive option, and Acxiom will not be allowed any deduction, as long as the participant does not dispose of the shares within two years from the date the incentive option was granted or within one year from the date the shares were transferred to the participant.
         Upon the sale of the shares after the holding period requirement is satisfied, the participant will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from the sale over the exercise price of the shares, but no deduction will be allowed to Acxiom.  If a participant disposes of shares before the holding period is satisfied, the participant will recognize ordinary income in the year of the disposition, and Acxiom will be entitled to a corresponding deduction, in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price of the shares, or (2) the excess of the amount realized from the disposition over the exercise price of the shares.  Where shares are sold before the holding period is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

                  Stock Appreciation Rights.  Upon the grant of a stock appreciation right, the participant recognizes no taxable income and Acxiom receives no deduction.  The participant recognizes ordinary income and Acxiom receives a deduction at the time of exercise equal to the cash and fair market value of Acxiom common stock payable upon exercise.

                                                  STOCK OWNERSHIP

         The following tables show the ownership of Acxiom common stock by major stockholders, directors and executive officers.

Ownership of Major Stockholders

         The following table lists the persons known by Acxiom to be the beneficial owners of 5% or more of our common stock.  The percentages of outstanding shares listed below are calculated based upon 85,846,355  shares of
Acxiom common stock issued and outstanding as of June 10, 2003.

Title Of Class               Name And Address Of                 Amount And Nature Of           Percent Of Class
                               Beneficial Owner                  Beneficial Ownership
------------------ ---- ------------------------------- ----- --------------------------- ----- ------------------

Common                  Legg Mason, Inc.                             8,392,195(1)                     9.8%
                        100 Light Street
                        Baltimore, MD  21202

(1)      Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

                                                        12

Holdings of Officers and Directors

         This table shows the amount of Acxiom common stock held by each director and the named executive officers on June 10, 2003.  It also shows the common stock held by all of Acxiom's directors and executive officers as a group on that date.

Title Of                Name                                Amount And Nature                    Percent Of
  Class                 Of Beneficial Owner              Of Beneficial Ownership                   Class

Common                General Wesley K. Clark                     4,210                             *
Common                Dr. Ann Hayes Die                          12,461                             *
Common                C. Alex Dietz                             632,441(1)                          *
Common                William T. Dillard II                      28,650                             *
Common                Harry C. Gambill                            9,865                             *
Common                William J. Henderson                        7,109                             *
Common                L. Lee Hodges                             178,168(2)                          *
Common                Rodger S. Kline                         2,273,669(3)                         2.6%
Common                Thomas F. (Mack) McLarty, III               8,250                             *
Common                Charles D. Morgan                       4,124,762(4)                         4.8%
Common                Stephen M. Patterson                       41,040                             *
Common                James T. Womble                         1,634,855(5)                         1.9%
Common                All directors, nominees and
                      executive officers, as a group
                      (21 people)                             9,938,476(6)                         11.6%

     *   Denotes less than 1%.

     (1) Includes 13,514 shares held by Mr. Dietz's wife and 276,756 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 10, 2003 (42,766 of which are held by Mrs. Dietz), of which 75,761 are in the money.

     (2) Includes 164,819 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 10, 2003, of which 26,675 are in the money.

     (3) Includes 314,651 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 10, 2003, of which 53,941 are in the money.

     (4) Includes 356,518 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 10, 2003, of which 81,824 are in the money.

     (5) Includes 289,675 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 10, 2003, of which 59,645 are in the money.  Also includes 208,428 option shares which were exercised by Mr. Womble during the past fiscal year, the receipt of which shares he elected to defer.  These shares will be held for future distribution to Mr. Womble under
         Acxiom's supplemental executive retirement plan.  Mr. Womble will have no ownership rights in these shares until the deferred distribution date.

     (6) Includes 2,154,878 shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 10, 2003, of which 536,663 are in the money.

                                                        13

                                              EXECUTIVE COMPENSATION

         This table shows the compensation during each of Acxiom's last three fiscal years paid to Charles D.
Morgan, Company Leader, and the four other most highly compensated executive officers based on compensation earned during the fiscal year ended March 31, 2003.

Summary Compensation Table

                                                                               Long Term
                                                 Annual Compensation         Compensation
                                      ------------------------------------- ----------------

                                                                              Securities
         Name and                                            Other Annual     Underlying       All Other
         Principal            Year      Salary      Bonus    Compensation     Options(#)      Compensation
         Position                       ($)(1)       ($)        ($)(2)                           ($)(4)

---------------------------- -------- ------------ -------- --------------- ---------------- ---------------

Charles D. Morgan             2003     $688,844      ___            $0         203,608(3)       $18,273
  Chairman of the Board       2002    568,700        ___        73,018          81,639           19,167
  and Company Leader          2001    705,000        ___             0          72,803           24,434

Rodger S. Kline               2003      455,321      ___             0         134,582(3)        14,758
  Company Operations          2002      375,907      ___        48,264          53,962           12,675
  Leader                      2001      466,000      ___             0          48,157           17,362

James T. Womble               2003      379,108      ___             0         112,055(3)        12,404
  Client Services             2002      312,987      ___        40,186          44,930           11,484
  Organization Leader         2001      388,000      ___             0          45,658           14,783

L. Lee Hodges                 2003      352,238      ___             0          81,480(3)        11,715
  Outsourcing and IT          2002      290,803      ___        32,670          38,114            9,684
  Organization Leader         2001      360,500      ___             0          26,941           13,784

C. Alex Dietz                 2003      332,208      ___             0          98,192(3)         8,564
  Products Leader             2002      274,267      ___        35,214          39,371            6,930
                              2001      340,000      ___             0          34,199            6,346

     (1) During the last fiscal year, Acxiom associates, including the named executives above, who had experienced voluntary and/or mandatory pay cuts the previous year, had their pay reinstated to previous levels.

     (2) This amount represents the named executives' at-risk pay for each fiscal year.  See discussion of
         "At-Risk Base Pay" below under "Report of the Compensation Committee."

     (3) See footnotes to "Option Grants For Last Fiscal Year" below.

     (4) This amount represents Acxiom's contribution on behalf of each named executive to the 401(k) and supplemental executive retirement plans.

                                                        14

Option Grants For Last Fiscal Year

         This table contains information concerning options to acquire shares of Acxiom common stock granted during the past fiscal year to the named executive officers.

                                                Individual Grants

                                                             Percent of
                                                               Total
                                             Number of        Options
                                            Securities        Granted
                                            Underlying           to
                                              Options        Employees      Exercise or                  Grant Date
                                              Granted        in Fiscal      Base Price     Expiration   Present Value
                  Name                          (#)             Year          ($/Sh)          Date         ($)(2)

Charles D. Morgan                           98,631 (1)          4.06           $16.35          8/6/17  $1,216,120
                                            51,474 (1)          2.12            20.44          8/6/17     608,062
                                            53,503 (1)          2.20            24.53          8/6/17     608,062

Rodger S. Kline                             65,194 (1)          2.68            16.35          8/6/17     803,842
                                            34,023 (1)          1.40            20.44          8/6/17     401,914
                                            35,365 (1)          1.45            24.53          8/6/17     401,923

James T. Womble                             54,282 (1)          2.23            16.35          8/6/17     669,297
                                            28,328 (1)          1.16            20.44          8/6/17     334,639
                                            29,445 (1)          1.21            24.53          8/6/17     334,642

L. Lee Hodges          .                    39,470 (1)          1.62            16.35          8/6/17     486,665
                                            20,599 (1)          0.84            20.44          8/6/17     243,336
                                            21,411 (1)          0.88            24.53          8/6/17     243,336

C. Alex Dietz                               47,566 (1)          1.95            16.35          8/6/17     586,489
                                            24,824 (1)          1.02            20.44          8/6/17     293,246
                                            25,802 (1)          1.06            24.53          8/6/17     293,240

     (1) On August 7, 2002, long-term incentive options were granted to the named executives.  These options vest incrementally over six years.  One-half of these options were granted at the then current market price, while one-fourth were granted at a 25% premium over market, and the other one-fourth were granted at a
         50% premium over market.  See discussion of "Long-Term Incentive Compensation" below under "Report of the Compensation Committee." These individuals will not be eligible for another long-term incentive grant until 2005.

     (2) The grant date present value was based on the Black-Scholes Option Valuation Model, a widely recognized method of valuing options.  The following underlying assumptions were used to derive the present value of these options:  expected volatility of Acxiom's common stock of 64%, based upon the actual monthly volatility as represented by the standard deviation in the stock price variance for the two years prior to the grant date; a risk-free rate of return of 4.36%, based on the yield of the two-year U.S. treasury notes as of the grant date; and exercise of the option ten years after the grant date.  The actual value, if any, the named individuals may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised; consequently, there is no assurance the value realized by the named individuals will be at or near the value estimated by the Black-Scholes Option
         Valuation Model.

                                                        15

Option Exercises and Fiscal Year End Option Values

         This table shows all stock options exercised by the named executives during the fiscal year ended March
31, 2003, and the number and value of the options they held at fiscal year end.

                                                            Number of
                                                            Securities                    Value of
                                                            Underlying                   Unexercised
                                                           Unexercised                  In-the-Money
                                                             Options                       Options
                            Shares         Value        at Fiscal Year-End           at Fiscal Year-End
                          Acquired on    Realized              (#)                           ($)
         Name            Exercise (#)       ($)     Exercisable Unexercisable     Exercisable Unexercisable

Charles D. Morgan         372,712     $3,880,664      341,635     325,310        $407,855       $241,693
Rodger S. Kline            25,764        201,335      286,872     275,965         268,739        159,568
James T. Womble           208,428(1)   2,068,566      266,639     229,443         389,807        133,471
L. Lee Hodges                   0              0      158,160     171,196         120,572         91,266
C. Alex Dietz             179,676      1,686,185      213,560     198,250         367,594        117,728

     (1) Mr. Womble exercised these options during the past fiscal year but elected to defer receipt of the shares.  These shares will be held for future distribution to Mr. Womble under Acxiom's supplemental executive retirement plan.  Mr. Womble will have no ownership rights in these shares until the deferred distribution date.

Equity Compensation Plan Information

The following table contains information about the Acxiom common stock which may be issued upon the exercise of options under our existing equity compensation plans, as well as pursuant to certain outstanding warrants, as of
March 31, 2003:
                                                                                               (c)
                                              (a)                                     Number of securities
                                      Number of securities            (b)             available for future
                                       to be issued upon       Weighted-average       issuance under equity
                                          exercise of          exercise price of       compensation plans
                                      outstanding options,   outstanding options,     (excluding securities
             Plan category            warrants and rights     warrants and rights   reflected in column (a))
     ------------------------------- ----------------------- ---------------------- --------------------------

     Equity compensation plans            19,739,285(1)             $18.09                   726,320
     approved by stock holders

     Equity compensation plans not        1,847,087(2)               17.40                     N/A
     approved by stock holders

     Total                                 21,586,372                18.03                   726,320

      (1)This figure  represents  stock  options  issued  under  approved  stock option  plans,  2,140,152 of which options were assumed in  connection  with our  acquisitions  of May & Speh,  Inc.,  DataQuick  Information
         Systems and ProCD, Inc. in 1998, 1996 and 1995, respectively.

     (2) Under the terms of a 1999 data management outsourcing agreement between Acxiom and Allstate Insurance
         Company, one of our customers, an aggregate of 368,290 warrants were issued to Allstate in connection with annual incremental net revenue increases under the agreement.  The weighted average exercise price
         of these warrants is $21.09.   This figure includes an additional 206,773 outstanding warrants at an exercise price of $17.50 per share which were issued in connection with the acquisition of a business by
         May & Speh, which options were assumed by us as part of our acquisition of May & Speh in 1998.
         Additionally, we issued 1,272,024 outstanding warrants to TransUnion, LLC at an exercise price of $16.32 per share in connection with our acquisition of Acxiom Information Security Systems, Inc. in fiscal 2003.

                                                        16

Compensation of Directors

          In February 2003, each outside director received 2,000 shares of unregistered Acxiom common stock and
2,900 non-statutory stock options granted under the 1987 Plan as an annual retainer.  The stock options were added to the retainer this year in order to make the outside directors' compensation more competitive with market rates.  In addition to the annual retainer, each outside director receives a $2,000 fee for each Board meeting and $1,000 per Committee meeting he or she attends.  The Audit Committee Chairman receives an additional $4,000 per quarter for his services as Chairman.  The outside directors may elect to receive their meeting fees in
Acxiom stock, cash or a combination of each.  Outside Board members are also reimbursed for expenses reasonably incurred in connection with their service on the Board.  Inside directors do not receive any additional compensation for their service as directors.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee are Dr. Die, Mr. Dillard and Mr. McLarty.  No compensation committee interlocks exist with respect to the Board's Compensation Committee, nor do any present or past officers of Acxiom serve on the Compensation Committee.

Change in Control Arrangements / Agreements with Management

         The Board of Directors has approved of the execution of Executive Security Agreements between Acxiom and certain of its key associates, including the named executive officers listed in the compensation tables above.
Payments under these agreements will be triggered if an associate is terminated (other than for cause) within the three-year period following a change of control, or if he or she resigns for good reason, e.g., a demotion, reduction in salary, relocation, significant change in responsibilities, etc. The amount payable to an individual under the Agreement is 2.99 times annual compensation if terminated in Year 1 after a change of control; 2 times annual compensation if terminated in Year 2 after a change of control; or 1 times annual compensation if terminated in Year 3 after a change of control.

                                       REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors makes decisions on the compensation of Acxiom's leadership team.  The Compensation Committee members are non-employee, outside directors pursuant to applicable
Treasury regulations.   Set forth below is a report submitted by Dr. Ann Hayes Die, William T. Dillard II and
Thomas F. (Mack) McLarty, III, in their capacity as members of the Board's Compensation Committee, addressing the compensation policies for Acxiom's leadership team, for the individuals named in the tables above, and for Mr.
Morgan.

Compensation Policies

         Compensation for Acxiom's leadership is based upon principles designed to align leadership compensation with business strategy, Acxiom values and management initiatives.  The plan is designed to:

                  o        align the leaders' interests with the stockholders' and investors' interests,
                  o        motivate the leaders to achieve the highest level of performance,
                  o        retain key leaders by linking executive compensation to Acxiom performance, and
                  o        attract the best candidates through competitive, growth-oriented plans.

         The resulting compensation strategy is targeted to provide an overall level of compensation opportunity that is competitive within the markets in which Acxiom competes, as well as within a broader group of companies of comparable size and complexity.  Actual compensation levels may eventually be greater than or less than the average competitive market levels, based upon the achievement of Acxiom, as well as upon individual performance.
The Compensation Committee uses its discretion to set the parameters of the leadership compensation plan when external, internal and/or individual circumstances warrant it.  Increased orientation of leadership compensation

                                                        17

policies toward long-term performance has been accompanied by increased utilization of objective performance criteria.  See "Components of Compensation" below.

         The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests and the enhancement of stockholder value.  Thus, the Committee has also increasingly utilized these elements in Acxiom's compensation program for its leadership team.

Components of Compensation

         Compensation paid to Acxiom's leaders in the last fiscal year, the separate elements of which are discussed below, consisted of the following: not-at-risk base pay, at-risk base pay, and long-term incentive compensation ("LTI") granted under Acxiom's stock option plans. The compensation system contained varying compensation levels for determining at-risk base pay and LTI, which provided flexibility in establishing appropriate compensation packages for Acxiom's leadership.  The plan provided for increasingly large percentages of total compensation being weighted towards at-risk pay and, to an even greater degree, toward LTI. The higher the compensation level, the greater the overall percentage of at-risk and LTI.  Under the plan, the compensation for Acxiom's senior leaders, who participated in the top three levels of the plan, was as follows: not-at-risk base pay (35-45%); at-risk base pay (25%); and LTI (30-40%).

         Not-At-Risk Base Pay - Base pay levels were largely determined through market comparisons.  Actual salaries were based on individual performance contributions and the use of market surveys for comparable companies and positions.  Base salaries for Acxiom's senior leadership were targeted in the last fiscal year to represent 35-45% of total compensation, which includes the annual at-risk base pay and LTI compensation.  For other corporate, group and business unit level leaders, base salaries were targeted at 40-70% of total compensation.

         At-Risk Base Pay - In the past fiscal year, at-risk base pay was targeted to represent 25% of total compensation for the senior leadership team and 15-25% for other corporate, group and business unit leaders.
Attainment of targeted at-risk base pay was largely determined by using the EVA® (Economic Value Added) model.
(EVA is a registered trademark of Stern Stewart & Co.) EVA measures a company's performance by taking its after-tax operating profit and subtracting the cost of capital.  For fiscal 2003, there were no at-risk payments made due to Acxiom's not having met its earnings per share targets as of the fiscal year end.

         Long-Term Incentive Compensation - The Committee's LTI plan for the past fiscal year was composed of awards of stock options designed to align the long-range interests of Acxiom's leadership team and its stockholders and to assist in the retention of key associates.  The long-term incentives were targeted to represent 30-40% of total compensation for senior leadership and 15-35% for other corporate, group and business unit leaders.  From 1993 - 2002, senior executives have been granted the equivalent of three years' worth of non-statutory stock options to induce them to adopt the long-term view of stockholders.  Their most recent three-year grant occurred in August 2002.  They will not be eligible for new grants of LTI options until 2005.

         Under the Committee's guidelines which were in effect during the past fiscal year, the terms of LTI non-statutory options were 15 years, and the exercise prices were: one-half at the fair market value on the date of grant, one-fourth at a 25% premium over market, and one-fourth at a 50% premium over market.  From 1993 -
1998, LTI options had vesting periods of nine years and were granted one-half at fair market value, one-fourth at a 50% premium over market, and one-fourth at a 100% premium over market. The LTI vesting period for options granted from 1999 - 2002 was changed to six years, with 20% of the options becoming vested on each of the second through the sixth anniversaries.  These changes were made in order to make Acxiom more competitive with other companies in the information technology industry.  Recent additional changes have been made by the Committee in an effort to ensure that Acxiom's LTI  plan remains competitive.  See the discussion below under "New
Compensation Strategies."

         Incentive Bank - One of the previous features of Acxiom's leadership incentive plans was the  "incentive bank," which permitted the retention of half of any amounts achieved over and above the annual EVA targets.  The
EVA attainment above the company target for the year was divided equally between Acxiom's stockholders (in the form of additional earnings) and Acxiom associates (in the form of over-attainment bank credits).  The

                                                        18

associates' half was split among all of Acxiom's EVA-based incentive plans. Each year's over-attainment amount was added to the associates' existing bank balances. Up to one-third of the resulting bank balances could be paid out each year, in cash or stock options, subject to the discretion of the Acxiom internal compensation committee.  In the event of under-attainment, negative adjustments were likewise made to the affected associates' bank balances.  In the last fiscal year, this feature was eliminated due to the overall negative balance of the incentive bank.

         Supplemental Executive Retirement Plan - All members of Acxiom's leadership team are eligible to participate in the Supplemental Executive Retirement Plan ("SERP"), which was adopted in fiscal 1996, by contributing up to 100% of their pretax income into the plan.  Acxiom matches at a rate of $.50 on the dollar up to the first 6% of the participants' combined contributions under both the SERP and Acxiom's 401K Retirement
Plan.  The Acxiom match is currently paid in Acxiom common stock.

         Other Compensation Plans -  Acxiom maintains certain broad-based employee benefit plans in which leadership team members are permitted to participate on the same terms as non-leadership team associates who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

Mr. Morgan's Compensation

         During the past fiscal year (April 1, 2002 - March 31, 2003), Mr. Morgan received $688,800 in base pay.
He received no at-risk pay since Acxiom's earnings per share and EVA targets were not met.  In the previous fiscal year, Mr. Morgan's base pay was decreased by 20%.  Five percent of his total decrease was mandated by
Acxiom, due to the need to reduce expenses following Acxiom's failure to meet its revenue and income targets for
fiscal 2001.  The other 15% was voluntary.   In a plan approved by this Committee, substantially all of Acxiom associates' base salaries were cut 5% in April 2001, and all were given the choice of taking additional voluntary cuts in base pay, up to a maximum of 20%, in exchange for stock options.  Options were granted on a $1-for-$1
basis for the 5% cuts, and were granted on a $2-for-$1 basis for the voluntary cuts over and above 5%.   During
the last fiscal year, the mandatory and voluntary pay cut program ended, and Acxiom associates, including Mr.
Morgan, had their pay reinstated to previous levels.

         On August 7, 2002, Mr. Morgan was granted 203,608 long-term incentive stock options as part of his total compensation. This was a three-year grant, under the terms of the LTI strategy in place at the time of grant.
Half of the 203,608 options were granted at an exercise price of $16.35, the fair market value on the date of grant, while one-fourth were granted at an exercise price of $20.55 (125% of the fair market value on the date of grant) and the remaining one-fourth were granted at an exercise price of $24.53 (150% of the fair market value on the date of grant). The options will vest over six years. The actual value, if any, Mr. Morgan may ultimately realize will depend on the excess of the stock price over the exercise price on the date he exercises the options.  He will not be eligible for another long-term incentive grant until 2005.

         The stock options granted to Mr. Morgan were intended to further encourage his long-term performance, while aligning his interests with those of Acxiom's other stockholders with regard to the performance of Acxiom's common stock.

New Compensation Strategies

         On May 21, 2003, the Compensation Committee adopted a new executive compensation plan for fiscal year
2004 whereby a cash incentive component will be substituted for the at-risk component of the prior plan.  The cash incentive will be similar to the at-risk pay with respect to the percentage of overall salary.  Payments will be based upon Acxiom's achieving its earnings per share targets and/or an organization or individual achieving their financial targets.  The Committee also amended its stock option guidelines to be more in line with common practices among other companies in the information technology industry.  Terms of non-statutory options will now be capped at 12 instead of 15 years, and all options will be granted at the fair market value of the stock on the date of grant, instead of having half of the options being priced at above-market values.
Vesting will remain on a six-year schedule, with 20% of the options becoming vested on each of the second through the sixth anniversaries of the grant date.  Beginning in fiscal year 2004, multi-year grants will no longer be made, but rather only annual grants.  Senior leaders will not be eligible for any annual grants until 2005, however, since they received three-year grants in August 2002.

                                                        19

Section 162(m), "Limit on Deductibility of Compensation Expense"

         Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 generally prevents public corporations from deducting as a business expense that portion of the compensation paid to the named individuals in the
Summary Compensation Table that exceeds $1,000,000.  However, this deduction limit does not apply to
"performance-based compensation" paid pursuant to plans approved by stockholders.  The Board has administered its compensation plans so as to comply with Section 162(m) and to thereby retain the deductibility of executive compensation, and it is Acxiom's intention to continue to monitor its compensation plans to comply with Section
162(m) in the future.

         Submitted by the Compensation Committee:

         William T. Dillard II, Chairman
         Ann Hayes Die
         Thomas F. (Mack) McLarty, III

                                              STOCK PERFORMANCE GRAPH

            The graph below compares for each of the last five fiscal years the cumulative total return on
Acxiom's common stock, the Nasdaq Stock Market - U.S. Index, and the Nasdaq Stock Market - Computer and Data
Processing Index.  The cumulative total return on Acxiom's common stock assumes $100 invested on March 31, 1998 in Acxiom's common stock.

        YEAR                                       1998      1999      2000      2001      2002      2003

Acxiom Corporation                                 $100      $103      $130      $ 81      $ 67      $ 66
NASDAQ - US Index                                   100       135       251       101       101        74
NASDAQ - Computer & Data Processing             100       163       293       100       102        74

*    $100 INVESTED ON 03/31/98 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH
31.

                                                        20

                                           Report of the Audit Committee

     The Audit Committee of the Board of Directors consists of Stephen M. Patterson, Chairman, General Wesley K.
Clark, Dr. Ann Hayes Die, William T. Dillard II, William J. Henderson and Thomas F. (Mack) McLarty, III.  The
Audit Committee reviews Acxiom's financial statements and financial reporting processes, and approves our systems of internal accounting and financial controls.  This Committee is responsible for the annual independent audit of our financial statements and the engagement of the independent auditors, who report directly to the Committee.
In addition, the Committee oversees our internal audit function and various legal compliance programs.  The
Committee also has full authority to investigate the financial and business affairs of Acxiom.  Management has the primary responsibility for the financial statements and the mechanics of the reporting process. Our independent auditor is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Board of Directors has adopted a written charter for the Audit Committee, and the Committee has satisfied its responsibilities under the charter for the fiscal year ended on March 31, 2003.  A copy of the amended and restated charter is attached to this proxy statement as
Appendix A.

     The Audit Committee met with management periodically throughout the year to consider the adequacy of
Acxiom's internal controls and the objectivity of its financial reporting.  The Audit Committee discussed these matters with the independent auditors and with the appropriate financial personnel and internal auditors.  The
Audit Committee also discussed with Acxiom's senior management and the independent auditors the process used for certifications by Acxiom's Company Leaders and Financial Operations Leader now required by the SEC pursuant to the Sarbanes-Oxley Act of 2002 for certain filings.  The Audit Committee has met privately with the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee.  Among other things, the Committee discussed with the independent auditors and the internal auditors the overall scope and plans for the respective audits.

     The Audit Committee has (1) reviewed and discussed with management and the independent auditors the audited financial statements for the year ended March 31, 2003, as well as any material financial or non-financial arrangements of Acxiom which do not appear on the financial statements; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (as amended by Statement on Auditing
Standards No. 90), Communication with Audit Committee; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with
Audit Committees; and (4) discussed with the auditors their independence, and considered whether the provision of non-audit services to Acxiom was compatible with such independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended March 31, 2003 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

         Submitted by the Audit Committee:

         Stephen M. Patterson, Chairman
         General Wesley K. Clark
         Dr. Ann Hayes Die
         William T. Dillard II
         William J. Henderson
         Thomas F. (Mack) McLarty, III

                                                        21

                             Fees Billed for Services Rendered by Independent Auditor

           KPMG LLP was our independent auditor during the past fiscal year and also provided other non-audit related services for us.  For the fiscal year ended March 31, 2003, KPMG LLP billed us in the amounts set forth below:

Audit fees (including quarterly reviews)                                                     $ 488,055

Audit-related fees                                                                             335,869
o        Data center SAS 70 reviews
o        Statutory audits of subsidiaries
o        Audits of employee benefit plans
o        Assistance with SEC filings

Tax services                                                                                    15,419

All other fees
                                                                                                     0
                                                                                               -------
                              Total                                                          $ 839,343

                                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Acxiom is the primary corporate sponsor of a race truck in the 2003 NASCAR Craftsman Truck Series.  The sponsorship agreement is with RM Promotions, LLC ("RMP").  Rob Morgan, an employee and majority owner of RMP, is the son of Company Leader Charles Morgan, who has a minority interest in RMP.  Under the agreement, RMP provides hospitality services and facilities for Acxiom customers and promotes Acxiom products and services at NASCAR events.  The sponsorship fee paid by Acxiom to RMP in the prior year was $1,000,000, and the fee to be paid in the current year is $1,500,000.

         Acxiom leases an aircraft from MorAir, Inc., a corporation controlled by Charles Morgan.  The average monthly payment made in the past fiscal year was approximately $58,000, plus maintenance and insurance.  The term of this aircraft lease expires in August 2006.  The terms of the lease have been found by the Board of Directors to be as good or better than those which could have been obtained from an unrelated third party.

         Acxiom has several reseller agreements in place with Cognitive Data, Inc. ("CDI").  CDI's president and majority shareholder is Rod Ford, who is the son-in-law of Charles Morgan.  The agreements provide that CDI will resell Acxiom's products for standard commissions and reseller discounts on Acxiom products and services.  During the past fiscal year, CDI paid Acxiom approximately $622,000.  Under a March 28, 2003 negotiated settlement,
Acxiom has restructured CDI's payments owed for past services in exchange for a release of liability in connection with a processing error.  Acxiom expects the approximately $858,000 currently owed by CDI to be paid by the end of the current fiscal year.

         Under a consulting agreement with McLarty Management Company, Inc. ("MMC"), of which one of our outside directors, Thomas F. (Mack) McLarty, III, is Chairman and CEO, Acxiom paid MMC a total of approximately $174,600 during the past fiscal year in fees,  commissions and expense reimbursements.  Under the agreement, which was terminated by Acxiom in December 2002, MMC, primarily through the services of Mr. F.B.  McLarty, the brother of
Mack McLarty, assisted us with the development of clients in the travel and entertainment industry.  MMC assigned its rights under the former agreement to BMC Media, Inc. ("BMC"), a company controlled solely by F.B. McLarty.
We have entered into a new agreement with BMC for the payment of future commissions based on the consulting services MMC provided under the prior agreement.  We anticipate payments to MMC and BMC in the current fiscal year to be at least as much as last year, or higher, depending on whether additional customer contracts are signed as a result of BMC's efforts on our behalf.

                                                        22

         During the past fiscal year we had an agreement with an affiliate of Stephens Group, Inc. ("Stephens"), whereby we  retained the consulting services of a former Stephens employee who is also one of our board members,
General Wesley K. Clark, in connection with our pursuit of contracts with various government agencies.  Under the agreement, commissions were payable to the Stephens affiliate on revenue from government contracts attributable to Clark's efforts, which commissions were to be offset against an annual consulting fee of $300,000.  As of
March 1, 2003, General Wesley K. Clark resigned from Stephens and founded Wesley K. Clark & Associates, a business services and development firm. As of that date we replaced the agreement with the Stephens affiliate with an agreement with Wesley K. Clark & Associates for the consulting services of General Clark.  Under the terms of the new agreement, Acxiom will pay Clark an annual retainer of $150,000 plus commissions for new business obtained through Clark's efforts, which commissions will be offset against the retainer.

         Under a 1992 data center management agreement between Acxiom and TransUnion LLC, Acxiom (through a subsidiary, Acxiom CDC, Inc.) acquired all of TransUnion's interest in its Chicago data center and agreed to provide TransUnion with various data center management services.  The current term of the agreement expires in
2005.  In addition to the data center management agreement, TransUnion and Acxiom have entered into other agreements relating to data usage and joint marketing of products and services.  In the past fiscal year, Acxiom recognized approximately $71.1 million in revenue from TransUnion and made payments to TransUnion in the amount of approximately $8.4 million pursuant to the various contracts between the parties.  In connection with the 1992 data center management agreement, Acxiom agreed to use its best efforts to cause one person designated by
TransUnion to be elected to Acxiom's Board of Directors.  TransUnion designated its CEO and President, Harry C.
Gambill, who was appointed to fill a vacancy on the Board in November 1992 and was elected by the stockholders at the 1993 annual meeting.  He was elected to serve additional terms at the 1996, 1999 and 2002 annual meetings.
Under a second letter agreement, executed in 1994 in connection with an amendment to the 1992 agreement which continued the then-current term through 2002, Acxiom agreed to use its best efforts to cause two people designated by TransUnion to be elected to Acxiom's Board of Directors.  In addition to Mr. Gambill, TransUnion designated Robert A. Pritzker, an executive officer of Marmon Industrial Corporation, who joined the Board in
October 1994.  Mr. Pritzker resigned from the Board in May 2000 to attend to other business obligations. While these undertakings by Acxiom are in effect until the end of the current term of the agreement (2005), Acxiom has been notified that TransUnion does not presently intend to designate another individual to serve as director.  In addition to the services agreements between Acxiom and TransUnion, Acxiom has recently purchased two businesses from TransUnion.  (See note 3 to the financial statements contained in the Annual Report at page F-51.)

                              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Acxiom's executive officers, directors, and the owners of more than ten percent (10%) of Acxiom's stock to file reports of ownership and changes in ownership with the SEC.  These reports are also filed with the National Association of Securities Dealers, Inc.
A copy of each report is furnished to Acxiom.

         SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year.  Based solely on our review of reports furnished to us and the written representations that no other reports were required during the fiscal year ended March 31, 2003, we believe that all Section 16(a) filing requirements were met.

                                STATEMENT REGARDING CHANGE IN INDEPENDENT AUDITORS

         On May 15, 2002, the Audit Committee of the Board of Directors approved the engagement of KPMG LLP as the independent auditors for Acxiom.  On May 16, 2002, KPMG LLP replaced Acxiom's former independent auditors,
Arthur Andersen LLP.

         During the two fiscal years ended March 31, 2002 and 2001 and the subsequent interim period through May
16, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of

                                                        23

the disagreement.  The independent auditors' report of Arthur Andersen LLP on the consolidated financial statements of Acxiom Corporation and subsidiaries as of and for the years ended March 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the two fiscal years ended March 31, 2002 and 2001, and the subsequent interim period through May
16, 2002, KPMG LLP was not consulted by Acxiom, or by anyone on Acxiom's behalf, regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Acxiom's financial statements.

                                                INDEPENDENT AUDITOR

         The Audit Committee has selected KPMG, LLP to serve as our independent auditor for fiscal 2004.   We
anticipate that a representative of KPMG, LLP will be present at the 2003 meeting and such representative  will have the opportunity to make a statement at the meeting if he or she desires to do so and to respond to appropriate questions.

                                               STOCKHOLDER PROPOSALS

         Stockholders who intend to present proposals at the 2004 Annual Meeting, and who wish to have those proposals included in Acxiom's Proxy Statement for the 2004 Annual Meeting, must be certain that those proposals are received by the Corporate Secretary at 1 Information Way, Little Rock, Arkansas 72202, prior to February 26,
2004.  Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for Acxiom's 2004 Annual Meeting.

                                             EXPENSES OF SOLICITATION

         Acxiom will bear the expense of preparing and mailing the proxy materials and may use regular employees and associates, without additional compensation, to request, by telephone or otherwise, the return of proxies or attendance at the annual meeting.  Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of common stock, and Acxiom will provide reimbursement for reasonable out-of-pocket expenses incurred by them in connection with the forwarding of such materials. In the event the management of Acxiom deems it advisable, Acxiom may also engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies.  The fees paid by Acxiom, in the event of such an engagement, likely would not exceed $25,000.

                                          HOUSEHOLDING OF PROXY MATERIALS

         If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in these accounts. This practice, known as "householding,"
is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2003 Annual Report have been sent to your address. Each stockholder will continue to receive a separate voting instruction form.

         If you would like to receive an individual copy of the 2003 Annual Report or this Proxy Statement, we will promptly send a copy to you by mail upon request to Catherine L. Hughes, Secretary, Acxiom Corporation, 1
Information Way, Little Rock, Arkansas  72202, or by calling 1-501-342-1336. Each document is also available in digital form for download or review by visiting "Investor Relations" at our website at www.acxiom.com.

                                                        24

         If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact Householding
Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or call 1-800-542-1061, and provide your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

                                                   OTHER MATTERS

         The Board does not intend to present any items of business other than those stated in the Notice of
Annual Meeting of Stockholders.  If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.
Discretionary authority to vote on other matters is included in the Proxy.  The materials referred to in this proxy statement under the captions "Report of Audit Committee," "Report of the Compensation Committee," and
"Stock Performance Graph" shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation reference in any filings made under the
Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                                                       By Order of the Board of Directors

                                                              Catherine L. Hughes
                                                                     Secretary

Little Rock, Arkansas
June 25, 2003

                                                        25

                                                    APPENDIX A

                                                ACXIOM CORPORATION
                                   AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

                                           (adopted as of May 21, 2003)

                                                   Organization

This charter ("Charter") governs the operations of the Audit Committee ("Committee") of the Board of Directors of
Acxiom Corporation (the "Company").  The Committee shall review and reassess at least annually this Charter and the performance of the Committee and obtain the approval of the Board of Directors for any changes determined appropriate by the Committee.  The Committee shall be appointed by the Board of Directors and shall satisfy any criteria imposed on members of the Committee pursuant to the federal securities laws or the rules and regulations of the Securities and Exchange Commission (the "SEC") or The Nasdaq Stock Market ("Nasdaq").

                                                Statement of Policy

The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, the independent auditor's engagement, independence and qualifications, the internal audit function, and the legal compliance and ethics programs as established by management and the Board.  In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, the independent auditors, the internal auditors, and management of the Company.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and to retain outside counsel or other experts as the Committee determines necessary to carry out its duties.  The Committee shall be entitled to obligate the Company to pay the fees and expenses of the independent auditor and any outside advisors engaged by the Committee in accordance with this Charter.

                                          Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board.  Management is responsible for preparing the
Company's financial statements, and the independent auditors are responsible for auditing those financial statements.  The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.  The Committee should take appropriate actions to establish and maintain processes to achieve desirable financial reporting, business risk practices, and corporate behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the Committee may supplement or modify them as it deems appropriate.

        1)        The Committee shall no less than annually review and approve in advance the engagement of the independent auditor to audit the annual financial statements of the Company and its subsidiaries.  The Committee may meet with management and solicit its views as to the engagement of the independent auditors, but the Committee shall retain the ultimate authority and responsibility for such engagement.  To the extent required by law, the Committee shall approve in advance all audit services to be performed by the independent auditor and any non-audit services that may be performed by the independent auditor.  The Committee may delegate the authority to grant pre-approvals of non-audit services to one or more of its designated members.  The decisions of any designee to pre-approve non-audit services shall be reported to the full Committee at its next regular meeting.

                                                        A-1

        2)        The Committee shall ensure that the lead (or coordinating) audit partner (having primary responsibility for the audit) and the audit partner responsible for reviewing the audit shall adhere to all applicable rotation requirements.

        3)        The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee, as representatives of the
                  Company's shareholders.  The Committee shall have the ultimate authority and responsibility to evaluate, compensate, oversee and replace the independent auditors.  The independent auditors shall report directly to the Committee.  The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.  The Committee shall take appropriate action in response to these disclosures to satisfy itself of the independent auditors'
                  independence.

        4)        The Committee shall obtain and review reports from the independent auditors as required by applicable law or regulation.  Taking into account the opinions of management and the internal auditor, the Committee shall evaluate the qualifications, performance and independence of the independent auditors, including the nature and scope of any disclosed relationships or professional non-audit services provided to the Company by the independent auditors.  The
                  Committee shall take appropriate action to ensure high-quality audits by, and the continuing independence of, the independent auditors.

        5)        The Committee shall discuss with the independent auditors and the internal auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.
                  Also, the Committee shall discuss with management, the independent auditors and internal auditors the adequacy and effectiveness of the accounting and financial controls, including the
                  Company's system to monitor and manage business risk, and legal and ethical compliance programs.  Further, the Committee shall meet separately with the independent auditors and internal auditors, with and without management present, to discuss the results of their examinations, including any audit problems and difficulties and management's response.

        6)        The Committee shall review with management and the independent auditors the interim financial statements to be included in the Company's Quarterly Reports on Form 10-Q.  Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, the federal securities laws and the rules and regulations of the SEC and Nasdaq.  Without relieving the full Committee of its responsibility to undertake the foregoing review and discussion, the
                  Chairman of the Committee may represent the entire Committee for purposes of undertaking the review and discussion prior to the filing of the Company's Quarterly Reports on Form 10-Q.

        7)        The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, the federal securities laws and the rules and regulations of the SEC and Nasdaq.

        8)        The Committee shall discuss with management and the independent auditors the disclosures in the
                  Company's periodic reports under "Management's Discussion and Analysis of Financial Condition
                  and Results of Operations," including any significant changes in the Company's selection or application of accounting principles, the development, selection and disclosure of critical accounting policies, practices and estimates, analyses of the effect of alternative accounting treatments on the Company's financial statements, and the use of "pro forma" or "adjusted"
                  non-GAAP information.

        9)        The Committee shall discuss with management and the independent auditor the Company's earnings press releases, as well as guidance and other financial information provided to analysts, rating agencies and other constituencies in the investment community.  The Committee's responsibility to discuss earnings releases, financial information and earnings guidance may be done generally through discussions of the types of information to be disclosed and the type of presentation to

                                                                A-2

                  be made.  Without relieving the full Committee of its responsibility to undertake the foregoing general discussion, the Chairman of the Committee shall discuss with management and the independent auditor each of the Company's earnings releases, financial information and earnings guidance prior to public dissemination.

        10)       Unless the Board assigns this function to another committee comprised solely of independent directors, the Committee shall review and approve any transaction between the Company and any officer, director or affiliate of the Company that would be required under SEC rules and regulations to be disclosed in the Company's annual proxy statement.

        11)       The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding the Company's accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters in accordance with the provisions of the federal securities laws and the rules and regulations of the SEC and Nasdaq.

        12)       In connection with each Quarterly Report on Form 10-Q and Annual Report on Form 10-K of the Company, the
                  Committee shall discuss with management and the independent auditor the most recent evaluation of the Company's disclosure controls and procedures and any assessment or attestation of the
                  Company's internal controls that is required to be disclosed in such periodic report.

        13)       The Committee shall provide a report of its activities regularly to the Board.

        14)       The Committee shall undertake all further actions and discharge all further responsibilities imposed upon it from time to time by the federal securities laws, the rules and regulations of the SEC and Nasdaq or any other statute or regulation applicable to the Company from time to time.

        15)       The Committee shall make available in the Company's Proxy Statement for its Annual Meeting of
                  Shareholders a report that discloses:  (a) that the Company has an Audit Committee and whether the members of the Committee are independent of the Company and management in accordance with the federal securities laws and the rules and regulations of the SEC and Nasdaq; (b) that the
                  Committee has a written charter and has satisfied its responsibilities under the charter for the prior year; (c) whether or not the Committee has reviewed and discussed with management and the independent auditors the audited financial statements and discussed with the independent auditors the matters required to be discussed by SAS 61; and (d) whether the Committee has received from the independent auditors disclosures regarding their independence required by the
                  Independence Standards Board.  In addition, the report shall include a statement whether, based on the review and discussions conducted, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the immediately preceding fiscal year.  Finally, the Company's Proxy Statement shall include a copy of the Audit Committee charter at least every three years or for any year in which there has been a significant amendment to the charter.

                                                        A-3

                                                    APPENDIX B

                                               AMENDED AND RESTATED
                                         2000 ASSOCIATE STOCK OPTION PLAN
                                                        OF
                                                ACXIOM CORPORATION

1.       Establishment and Purpose.  The purpose of the 2000 Associate Stock Option Plan of Acxiom Corporation
(the "Plan") is to further the growth and development of Acxiom Corporation (the "Company") and any of its
present or future Subsidiaries and Affiliated Companies (as defined below) by granting to certain Associates (as defined below) of the Company and any Subsidiary or Affiliated Company options to purchase shares of Common Stock
(as defined below) of the Company, thereby offering such Associates a proprietary interest in the Company's business and a more direct stake in its continuing welfare, and aligning their interests with those of the
Company's shareholders.  This Plan is also intended to assist the Company in attracting and retaining talented
Associates, who are vital to the continued development and success of the Company.

2.       Definitions.  The following capitalized terms, when used in the Plan, will have the following meanings:

(a)      "Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(b)      "Affiliated Company" means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which the Company or any of its Subsidiaries has an ownership interest.

(c)       "Associate" means any employee, officer (whether or not also a director), director, affiliate, independent contractor or consultant of the Company, a Subsidiary or an Affiliated Company who renders those types of services which tend to contribute to the success of the Company, its Subsidiaries or its
         Affiliated Companies, or which may reasonably be anticipated to contribute to the future success of the
         Company, its Subsidiaries or its Affiliated Companies.

(d)      "Board" shall mean the Board of Directors of the Company.

(e)      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(f)      "Common Stock" means the common stock, par value $.10 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in
         Section 18 of the Plan.

(g)      "Committee" means a committee of the Board whose members are appointed by the Board from time to time.
         All of the members of the Committee, which may not be less than two, are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Code and "Non-Employee
         Directors" within the meaning of Rule 16b-3; provided, however, that the failure of a member of such
         Committee to so qualify shall not be deemed to invalidate any Stock Option granted by such Committee.

(h)      "Date of Grant" means the date specified by the Committee or the Board, as applicable, on which a grant of Stock Options or Stock Appreciation Rights will become effective.

(i)      "Exercise Price" means the purchase price per share payable upon exercise of a Stock Option.

                                                        B-1

(j)      "Fair Market Value" means, as of any applicable determination date or for any applicable determination period, the fair market value of the Common Stock as determined by the Committee or Board.

(k)      "Grant Documents" means any written agreement, memorandum or other document or instrument, authorized by the Committee or Board, evidencing the terms and conditions of a Stock Option or Stock Appreciation
         Right grant under the Plan.

(l)      "Incentive Stock Option" means a Stock Option intended to be and designated as an "Incentive Stock
         Option" within the meaning of Section 422 of the Code.

(m)      "Legal Requirements" mean any laws, or any rules or regulations issued or promulgated by the Internal
         Revenue Service (including Section 422 of the Code), the Securities and Exchange Commission, the
         National Association of Securities Dealers, Inc., The Nasdaq, Inc.'s National Market (or any other stock exchange upon which the Common Stock is listed for trading), or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan.

(n)      "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(o)      "Participant" means a person who is selected by the Committee or the Board, as applicable, to receive
         Stock Option or Stock Appreciation Right grants under the Plan and who is at that time an Associate.

(p)      "Rule 16b-3" means Rule 16b-3 under Section 16 of the Act, as such Rule is in effect from time to time.

(q)      "Stock Appreciation Right" means the right pursuant to an award granted under Section 12 of the Plan, to surrender to the Company all (or a portion) of such right and, if applicable, a related Stock Option, and receive cash or shares of Common Stock in accordance with the provisions of Section 12.

(r)      "Stock Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Section 4 of the Plan.

(s)      "Strike Price" shall have the meaning set forth for such term in Section 12(b) of the Plan.

(t)      "Subsidiary" means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity.

3.       Administration.  The Plan shall be administered by the Committee and the Board.  Each of the Committee
or the Board has the full authority and discretion to administer the Plan, and to take any action that is necessary or advisable in connection with the administration of the Plan including, without limitation, the authority and discretion to:

(a)      select the Associates eligible to become Participants under the Plan;

(b)      determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options or Stock
         Appreciation Rights are to be granted hereunder to one or more Associates;

(c)      determine the number of shares of Common Stock to be covered by each such grant;

(d)      determine the terms and conditions, not inconsistent with the terms of the Plan, of any grant hereunder
         (including, but not limited to, the Exercise Price or Strike Price and any restriction, limitation,

                                                        B-2

         procedure, or deferral related thereto, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option, or the shares of stock relating thereto, or any Stock Appreciation Right, based in each case on such guidelines and factors as the Committee or Board shall determine from time to time in its sole discretion); and

(e)      determine whether, to what extent and under what circumstances grants under the Plan are to be made and operate, whether on a tandem basis or otherwise, with other grants or awards (whether equity or cash based) made by the Company under or outside of the Plan.

         Each of the Committee and the Board shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provision of the Plan and any Stock Option or Stock Appreciation Right grant issued under the Plan (and any
Grant Documents relating thereto); and to otherwise supervise the administration of the Plan.

         Each of the Committee and the Board shall also have the authority to provide, in its discretion, for the rescission, forfeiture, cancellation or other restriction of any Stock Option or Stock Appreciation Right granted under the Plan, or for the forfeiture, rescission or repayment to the Company by an Associate or former Associate of any profits or gains related to the exercise of any Stock Option or Stock Appreciation Right granted hereunder, or other limitations, upon the occurrence of such prescribed events and under such circumstances as the Committee or the Board shall deem necessary and reasonable for the benefit of the Company.

         All decisions made by the Committee and the Board pursuant to the provisions of the Plan shall be made in the Committee's or Board's sole discretion and shall be final and binding on all persons including the Company and any Participant.  No member of the Committee or Board will be liable for any such action or determination made in good faith.

         Notwithstanding any provision of the Plan to the contrary, the Committee will have the exclusive authority and discretion to administer or otherwise take any action required or permitted to be taken under the provisions of Sections 4, 6, 7, 8, 10, 11, 12, 17 or 18 hereof with respect to Stock Options or Stock
Appreciation Rights granted under the Plan that are intended to comply with the requirements of Section 162(m) of the Code.

4.       Grant of Stock Options.  The Committee or the Board may from time to time authorize grants of Stock
Options to any Participant upon such terms and conditions as the Committee or Board may determine in accordance with the provisions set forth in this Plan.  Each grant will specify, among other things, the number of shares of
Common Stock to which it pertains; the Exercise Price, the form of payment to be made by the Participant for the shares purchased upon exercise of the Stock Option and the required period or periods (if any) of continuous service by the Participant with the Company, a Subsidiary or an Affiliated Company and/or any other conditions to be satisfied before the Stock Options or installments thereof will vest and become exercisable.  Stock Options granted under the Plan may be either Non-Qualified Stock Options or Incentive Stock Options.  The Committee or
Board, at the time each Stock Option is granted, shall designate such option as either a Non-Qualified Stock
Option or an Incentive Stock Option.

         Notwithstanding any provision of the Plan to the contrary, the aggregate Fair Market Value (as determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed the maximum amount specified by Section 422 of the Code, as amended from time to time (currently $100,000).

         Each Stock Option granted under this Plan will be evidenced by Grant Documents delivered to the
Participant containing such further terms and provisions, consistent with the Plan, as the Committee or Board may approve in its discretion.

5.       Shares Subject to the Plan.  The total number of shares of Common Stock which may be issued pursuant to the Plan shall not exceed in the aggregate 12,375,000 shares.  Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, as determined in the discretion of the Committee or Board.

                                                        B-3

Any shares of Common Stock which are subject to Stock Options that are terminated unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan.  The shares of
Common Stock available for issuance under the Plan will be subject to adjustment as provided in Section 18 below.

6.       Eligible Participants.  All Associates shall be eligible to receive Stock Options and thereby become
Participants in the Plan, regardless of such Associate's prior participation in the Plan or any other benefit plan of the Company.  No executive officer named in the Summary Compensation Table of the Company's then current
Proxy Statement shall be eligible to receive in excess of 600,000 Stock Options or Stock Appreciation Rights in
any three-year period.

7.       Exercise Price.

(a)      The Exercise Price for each share of Common Stock purchasable under any Stock Option shall be not less than 100% of the Fair Market Value per share on the Date of Grant as the Committee or Board shall specify.  All such Exercise Prices shall be subject to adjustment as provided for in Section 18 hereof.

(b)      If any Participant to whom an Incentive Stock Option is to be granted under the Plan is on the Date of
         Grant the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any one of its Subsidiaries or
         Affiliated Companies, then the following special provisions shall be applicable to any Incentive Stock
         Options granted to such individual:

(i)      The Exercise Price per share of Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock on the Date of Grant; and

(ii)     The Incentive Stock Option shall not have a term in excess of five (5) years from the Date of Grant.

8.       Exercise Period.  Subject to Section 18 hereof, the period during which a Stock Option shall vest and become exercisable by a Participant (or his or her representative(s) or transferee(s)) whether during or after employment or following death, retirement or disability (the "Exercise Period") shall be such period of time as may be designated by the Committee or Board as set forth in the applicable Grant Documents executed in connection with such Stock Option.  If the Committee or Board provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee or Board may waive or accelerate such installment exercise provisions at any time at or after grant in whole or in part, based upon such factors as the Committee or Board shall determine, in its sole discretion.

         The maximum duration of any Incentive Stock Option granted under the Plan shall be ten (10) years from the Date of Grant (and no such Incentive Stock Option shall be exercisable after the expiration of such (10) year period), although such options may be granted for a lesser duration.  The duration of Non-Qualified Stock Options shall be for such period as determined by the Committee or Board in its sole discretion.

9.       Exercise of Option.  Subject to Section 18 hereof, a Stock Option may be exercised by a Participant at any time and from time to time during the Exercise Period by giving written notice of such exercise to the
Company specifying the number of shares of Common Stock to be purchased by Participant.  Such notice shall be accompanied by payment of the Exercise Price in accordance with Section 10 below.

10.      Payment for Shares.  Full payment of the Exercise Price for shares purchased upon exercise of a Stock
Option, together with the amount of any tax or excise due in respect of the sale and issue thereof, may be made in one of the following forms of payment:

(a)      Cash, by check or electronic funds transfer;

                                                        B-4

(b)      Pursuant to procedures approved by the Company, through the sale (or margin) of shares of Common Stock acquired upon exercise of the Stock Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale (or if applicable margin loan) proceeds sufficient to pay for the Exercise Price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by reason of such exercise;

(c)      By delivering previously-owned shares of the Company's Common Stock owned by the Participant for a period of at least six months having a Fair Market Value on the date upon which the Participant exercises his or her Stock Option equal to the Exercise Price, or by delivering a combination of cash and shares of Common Stock equal to the aggregate Exercise Price;

(d)      By authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the
         Participant upon exercise of a Stock Option having an aggregate Fair Market Value on the date upon which the Participant exercises his or her Stock Option equal to the aggregate Exercise Price; or

(e)      By any combination of the foregoing;

provided however, that the payment methods described in clauses (c), (d) or (e) immediately above shall not be available to a Participant (i) without the prior consent of either the Committee or Board, or its authorized designee(s) and (ii) if at any time that the Company is prohibited from purchasing or acquiring shares of Common
Stock under applicable law. The Committee may permit a Participant to defer the issuance of any shares, subject to such rules and procedures as it may establish.

         The Company will issue no certificates for shares until full payment of the Exercise Price has been made, and a Participant shall have none of the rights of a shareholder until certificates for the shares purchased are issued to him or her; provided however, that for purposes of this Section 10, full payment shall be deemed to be received by the Company upon evidence of delivery to a broker-dealer of the irrevocable instructions contemplated by clause (b) immediately above.

11.      Withholding Taxes.  The Company may require a Participant exercising a Non-Qualified Stock Option or
Stock Appreciation Right granted hereunder to reimburse the Company (or the entity which employs such
Participant) for taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance of the shares.  Such withholding requirements may be satisfied by any one of the following methods:

(a)      A Participant may deliver cash in an amount which would satisfy the withholding requirement;

(b)      A Participant may deliver previously-owned shares of Common Stock (based upon the Fair Market Value of the Common Stock on the date of exercise) in an amount which would satisfy the withholding requirement;
         or

(c)      With the prior consent of either the Committee or Board, or its authorized designee, a Participant may request that the Company (or the entity which employs such Participant) withhold from the number of shares otherwise issuable to the Participant upon exercise of a Stock Option such number of shares
         (based upon the Fair Market Value of the Common Stock on the date of exercise) as is necessary to satisfy the withholding requirement.

12.      Stock Appreciation Rights.

(a)      When granted, Stock Appreciation Rights may, but need not be identified with a specific Stock Option
         (including any Stock Option granted on or before the Date of Grant of the Stock Appreciation Rights) in
         a number equal to or different from the number of Stock Appreciation Rights so granted.  If Stock
         Appreciation Rights are identified with shares subject to a Stock Option, then, unless otherwise

                                                        B-5

         provided in the applicable Grant Document, the Participant's associated Stock Appreciation Rights shall terminate upon the expiration, termination, forfeiture or cancellation of such Stock Option or the exercise of such Stock Option.

(b)      The "Strike Price" of any Stock Appreciation Right shall (i) for any Stock Appreciation Right that is identified with a Stock Option, equal the Exercise Price of such Stock Option, or (ii) for any other
         Stock Appreciation Right, be not less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant as the Committee or Board shall specify.

(c)      Subject to Section 18 hereof, (i) each Stock Appreciation Right which is identified with any Stock
         Option grant shall vest and become exercisable by a Participant as and to extent that the related Stock
         Option which respect to which such Stock Appreciation Right is identified may be exercised and (ii) each other Stock Appreciation Right shall vest and become exercisable by a Participant, whether during or after employment or following death, retirement or disability, at such time or times as may be designated by the Committee or Board as set forth in the applicable Grant Documents executed in connection with such Stock Appreciation Right.

(d)      Subject to Section 18 hereof, Stock Appreciation Rights may be exercised by a Participant by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights.
         Unless otherwise provided in the applicable Grant Documents, the exercise of Stock Appreciation Rights which are identified with shares of Common Stock subject to a Stock Option shall result in the cancellation or forfeiture of such Stock Option to the extent of such exercise of such Stock
         Appreciation Right.

(e)      The benefit to the Participant for each Stock Appreciation Right exercised shall be equal to (i) the
         Fair Market Value of a share of Common Stock on the date of such exercise, minus (ii) the Strike Price of such Stock Appreciation Right.  Such benefit shall be payable in cash, except that the Committee or
         Board may provide in the Grant Documents that benefits may be paid wholly or partly in shares of Common
         Stock.

13.      Loans or Guarantee of Loans.  The Committee or Board, or its authorized designee(s), may authorize the extension of a loan to a Participant by the Company (or the guarantee by the Company of a loan obtained by a
Participant from a third party) in order to assist a Participant to exercise a Stock Option granted under the
Plan.  The terms of any loans or guarantees, including the interest rate and terms of repayment, will be subject to the discretion of the Committee or Board, or its authorized designee(s).  Loans and guarantees may be granted without security, the maximum credit available being the Exercise Price of the Stock Option sought to be exercised plus any federal and state income tax liability incurred upon exercise of the Stock Option.

14.      Transferability.

(a)      Incentive Stock Options granted under this Plan shall not be transferred by a Participant, except by will or by the laws of descent and distribution.

(b)      Non-Qualified Stock Options and Stock Appreciation Rights (subject to the limitations in paragraph (c)
         below) granted under the Plan may be transferred by a Participant to: (i) the Participant's family members (whether related by blood, marriage, or adoption and including a former spouse); (ii) trust(s)
         in which the Participant's family members have a greater than 50% beneficial interest; and (iii) family partnerships and/or family limited liability companies which are controlled by the Participant or the
         Participant's family members, such transfers being permitted to occur by gift or pursuant to a domestic relation order, or, only in the case of transfers to the entities described in clauses (i) and (ii)
         immediately above, for value.  The Committee or Board, or its authorized designee(s) may, in its sole discretion, permit transfers of Non-Qualified Stock Options or Stock Appreciation Rights to other persons or entities upon the request of a Participant.  Subsequent transfers of previously transferred
         Non-Qualified Stock Options or Stock Appreciation Rights may only be made to one of the permitted transferees named above, unless the subsequent transfer has been approved by the Committee or the Board, or its authorized designee(s).  Otherwise, such transferred options may be transferred only by will or the laws of descent and distribution.

                                                        B-6

(c)      Notwithstanding the foregoing, if at the time any Stock Option is transferred as permitted under this
         Section 14, a corresponding Stock Appreciation Right has been identified as being granted in tandem with such Stock Option, then the transfer of such Stock Option shall also constitute a transfer of the corresponding Stock Appreciation Right, and such Stock Appreciation Right shall not be transferable other than as part of the transfer of the Stock Option to which it relates.

(d)      Concurrently with any transfer, the transferor shall give written notice to the Plan's then current
         Stock Option administrator of the name and address of the transferee, the number of shares being transferred, the Date of Grant of the Stock Options or Stock Appreciation Rights being transferred, and such other information as may reasonably be required by the administrator.  Following transfer, any such
         Stock Options or Stock Appreciation Rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The provisions of the Plan and applicable Grant
         Documents shall continue to be applied with respect to the original Participant, and such Stock Options or Stock Appreciation Rights shall be exercisable by the transferee only to the extent that they could have been exercised by the Participant under the terms of such Grant Documents.  The Company disclaims any obligation to provide notice to a transferee of any termination or expiration of a transferred Stock
         Option or Stock Appreciation Right.

15.      Conditions to Exercise of Options.  The Committee or Board may, in its discretion, require as conditions to the exercise of Stock Options or Stock Appreciation Rights and the issuance of shares thereunder either (a)
that a registration statement under the Securities Act of 1933, as amended, with respect to the Stock Options or
Stock Appreciation Rights and the shares to be issued upon the exercise thereof, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective; or (b) that the Participant or his or her transferee(s) (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he or she is acquiring the Stock Option or
Stock Appreciation Right and, at the time of exercising the Stock Option or Stock Appreciation Right, that he or she is acquiring the shares for his/her own account, for investment and not with a view to or in connection with any distribution; (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the
Company; and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.

16.      Conditions to Effectiveness of the Plan.  No Stock Option of Stock Appreciation Right shall be granted or exercised if the grant of the Stock Option or Stock Appreciation Right, or the exercise and the issuance of shares or other consideration pursuant thereto, would be contrary to law or the regulations of any duly constituted authority having jurisdiction.

17.      Alteration, Termination, Discontinuance, Suspension, or Amendment.

(a)      Subject to the requirements of paragraph (c) below, the Committee or Board may, without the consent of the Participant, amend any Grant Documents evidencing a Stock Option or Stock Appreciation Right granted under the Plan, or otherwise take action, to accelerate the time or times at which the Stock Option or
         Stock Appreciation Right may be exercised, to extend the expiration date of the Stock Option or Stock
         Appreciation Right, to waive any other condition or restriction applicable to such Stock Option or Stock
         Appreciation Right or to the exercise of such Stock Option or Stock Appreciation Right, to reduce the
         Exercise Price or Strike Price, as applicable, of such Stock Option or Stock Appreciation Right, to amend the definition of a change in control of the Company (if such a definition is contained in such
         Grant Documents) to expand the events that would result in a change in control of the Company and to add a change in control provision to such Grant Documents (if such provision is not contained in such Grant
         Documents) and may amend any such Grant Documents in any other respect with the consent of the
         Participant.

                                                        B-7

(b)      Subject to the requirements of paragraph (c) below, the Plan may be amended from time to time by the
         Board or any duly authorized committee thereof.

(c)      If required by any Legal Requirement, any amendment to the Plan or any Grant Document will also be submitted to and approved by the requisite vote of the shareholders of the Company.  If any Legal
         Requirement requires the Plan to be amended, or in the event any Legal Requirement is amended or supplemented (e.g., by addition of alternative rules) to permit the Company to remove or lessen any restrictions on or with respect to Stock Options or Stock Appreciation Rights, the Board and the
         Committee each reserves the right to amend the Plan or any Grant Documents evidencing a Stock Option or
         Stock Appreciation Right to the extent of any such requirement, amendment or supplement, and all Stock
         Options or Stock Appreciation Rights then outstanding will be subject to such amendment.

(d)      Notwithstanding any provision of the Plan to the contrary, the Committee or the Board may not, without prior approval of the shareholders of the Company, reprice any outstanding Stock Option by either lowering the Exercise Price thereof or canceling such outstanding Stock Option in consideration of a grant having a lower Exercise Price.  This paragraph 17(d) is intended to prohibit the repricing of
         "underwater" Stock Options without prior shareholder approval and shall not be construed to prohibit the adjustments provided for in Section 18 hereof.

(e)      The Plan may be terminated at any time by action of the Board.  The termination of the Plan will not adversely affect the terms of any outstanding Stock Option or Stock Appreciation Right.

(f)      The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary or Affiliated Company, nor will it interfere in any way with any right the Company or any Subsidiary or Affiliated Company would otherwise have to terminate a
         Participant's employment or other service at any time.

                  (g)      If an amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the
         Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, then such amendment shall be subject to shareholder approval.

18.      Adjustment of Shares; Effect of Certain Transactions.  Notwithstanding any other provision of the Plan to the contrary, in the event of any change in the shares of Common Stock subject to the Plan or to any Stock
Option or Stock Appreciation Right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments or substitutions shall be made by the Committee or Board as to the (i) maximum number of shares of Common Stock subject to the Plan, (ii) maximum number of shares of Common Stock for which Stock Options or Stock Appreciation
Rights may be granted to any one employee, and (iii) the number of shares of Common Stock and price per share subject to outstanding Stock Options or Stock Appreciation Rights as shall be equitable to prevent dilution or enlargement of rights under previously granted Stock Options or Stock Appreciation Rights.  The determination of the Committee or Board as to these matters shall be conclusive; provided, however, that (i) any such adjustment with respect to an Incentive Stock Option and any related Stock Appreciation Right shall comply with the rules of
Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would disqualify any
Incentive Stock Option granted hereunder as an Incentive Stock Option for purposes of Section 422 of the Code.

         The Committee or Board may determine, in its discretion, that Stock Options and Stock Appreciation
Rights may become immediately exercisable upon the occurrence of a transaction involving a "change in control" of the Company, which transactions shall be as defined in the Grant Documents pursuant to which Stock Options or
Stock Appreciation Rights are granted.  A "change in control" transaction may include a merger or consolidation of the Company, a sale of all or substantially all of its assets, or the acquisition of a significant percentage of the voting power of the Company, or such other form of transaction as the Committee or Board determines to constitute a change in control.

                                                        B-8

         The Committee or Board, in its discretion, may also determine that, upon the occurrence of such a
"change in control" transaction, each Stock Option or Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the fair market value of the shares immediately prior to the occurrence of such transaction
(which shall be no less than the value being paid for such shares pursuant to such transaction) over the Exercise
Price or Strike Price, as applicable, of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee or Board in its discretion shall determine.

19.      Use of Proceeds.  Proceeds realized from the sale of Common Stock pursuant to Stock Options granted hereunder shall constitute general funds of the Company.

                                                        B-9

(Side 1)
PROXY                                                                      PROXY
                               ACXIOM CORPORATION
           This Proxy Is Solicited on Behalf of The Board of Directors
                     for the Annual Meeting of Stockholders
                          to be Held on August 6, 2003

The  undersigned  hereby  appoints  Catherine  L.  Hughes and Robert S. Bloom as
Proxies,  or either of them,  with the power to appoint their  substitutes,  and hereby  authorizes them to represent and vote, as designated  below,  all of the shares of common stock of Acxiom  Corporation  held of record by the undersigned on June 13,  2003,  at the  Annual  Meeting  of  Stockholders  to be held at the
Acxiom River Market Building, 601 East Third Street, Little Rock, Arkansas on
August 6, 2003, or any postponement or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE  UNDERSIGNED  STOCKHOLDER.  IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED
FOR PROPOSALS 1, 2 and 3.

           Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                                                                     SEE REVERSE
                                                                        SIDE

(Side 2)

[X}  Please mark your
     votes as in this
     example.

           The Board of Directors recommends a vote FOR all proposals

                  FOR all nominees   WITHHOLD
                  listed at right    AUTHORITY
1.   Election of        [ ]             [ ]     (INSTRUCTION: To withhold
     Directors                                  authority to vote for an
                                                individual nominee, strike a
                                                line through the nominee's name
                                                in the list below.)

                                     Nominees:  Dr. Ann Hayes Die
                                                William J. Henderson
                                                Charles D. Morgan

2.   Approval of increase in number of      FOR       AGAINST      ABSTAIN
     of shares available under the          [ ]         [ ]          [ ]
     2000 Stock Option Plan

3.   Approval of amendment to the 2000      FOR       AGAINST      ABSTAIN
     Stock Option Plan to allow outside     [ ]         [ ]          [ ]
     directors to receive options under
     the Plan

4.   In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.

     The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

SIGNATURE(S)_________________________        DATED:_____________________, 2003

NOTE: Please sign exactly as name appears hereon.  When shares are held by joint
      tenants,   both  should  sign.   When  signing  as   attorney,   executor,
      administrator,  trustee or guardian, please give full title as such.  If a corporation,  please  sign in full corporate  name by  President  or other authorized  officer.  If a partnership, please sign in partnership name by authorized person.